SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

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ENTERPRISE FINANCIAL SERVICES CORP

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ENTERPRISE FINANCIAL SERVICES CORP

150 N. MERAMEC
CLAYTON, MISSOURI  63105

NOTICE OF 2006 ANNUAL MEETING OF SHAREHOLDERS

The Annual Meeting of Shareholders of Enterprise Financial Services Corp (the “Company”) will be held at The Marriott West, 660 Maryville Centre Drive, St. Louis, Missouri 63141, on Wednesday, April 19, 2006, at 4:00 p.m. Central Standard time, for the following purposes:

1.	To elect 12 directors to hold office until the next Annual Meeting of Shareholders or until their successors are elected and have qualified.

2.	To ratify and approve KPMG LLP as independent registered public accounting firm for the year ending December 31, 2006.

3.	To approve the Stock Plan for Non-Management Directors.

4.	To approve the Amendment and Extension of the 2002 Stock Incentive Plan.

5.	To approve the Annual Incentive Plan.

6.	To transact such other business as may properly be brought before the meeting or any adjournment or postponement thereof.

The Board of Directors has fixed the close of business on February 22, 2006, as the record date for the determination of shareholders entitled to notice of and to vote at the meeting.

It is important that your shares be represented and voted at the meeting.  You have three options for voting your shares:

1.	complete and return the proxy card sent to you,
2.	vote via the Internet, or
3.	vote via the telephone.

For Internet or telephone voting, instructions are printed on the proxy card sent to you.  You can revoke a proxy at any time prior to its exercise at the meeting by following the instructions in the accompanying proxy statement.

By Order of the Board of Directors,

Karen K. Sher, Secretary
Clayton, Missouri
March 13, 2006

ENTERPRISE FINANCIAL SERVICES CORP

150 N. MERAMEC
CLAYTON, MISSOURI 63105

PROXY STATEMENT

The proxy materials are delivered by the Board of Directors of Enterprise Financial Services Corp (the “Company”), in connection with the solicitation of proxies to be voted at the 2006 Annual Meeting of Shareholders or any adjournment or postponement thereof.

QUESTIONS ABOUT THE MEETING AND THESE PROXY MATERIALS

This Proxy Statement, the proxy card and our 2005 Annual Report were first mailed to shareholders on or about March 13, 2006.

What may I vote on?
1.	Election of 12 directors to hold office until the next Annual Meeting of Shareholders or until their successors are elected and have qualified;
2.	Ratification and approval of KPMG LLP as independent registered public accounting firm for fiscal 2006;
3.	Approval of the Stock Plan for Non-Management Directors;
4.	Approval of Amendment and Extension of the 2002 Stock Incentive Plan; and
5.	Approval of the Annual Incentive Plan.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR ALL ITEMS, 1 – 5.

Who can vote at the meeting? The Board of Directors has set February 22, 2006 as the record date for the Annual Meeting.  All shareholders who owned Enterprise common stock at the close of business on the record date may attend and vote at the Annual Meeting.  Each shareholder is entitled to one vote for each share of common stock held as of the record date on all matters to be voted on.  On the Record Date, there were 10,469,029 shares of common stock outstanding.  Shares held as of the record date include shares that are held directly in your name as the shareholder of record and those shares held for you as a beneficial owner through a stockbroker, bank or other nominee.

How do I vote my shares?
Shareholders of record may vote their shares by mail, by telephone or on the Internet.  Instructions about these ways to vote appear on your proxy card.  If you vote by telephone or on the Internet, please have your proxy card available.

Can I change my vote? Yes. If you are the shareholder of record, you may revoke your proxy at any time before the Annual Meeting by:
•	entering a new vote by Internet or telephone;
•	returning a later-dated proxy card;
•	sending written notice of revocation to the Secretary of the Company; or
•	attending the Annual Meeting and voting by ballot.

How many votes must be present to hold the Annual Meeting?  The presence in person or by proxy of the holders of a majority of the shares of Common Stock entitled to vote constitutes a quorum at the Meeting for the election of directors and for other proposals.  If a quorum is not present at the time the Annual Meeting is convened, the Company may adjourn or postpone the Annual Meeting.

How many votes are needed to approve the proposals?  Each holder of Common Stock is entitled to one vote for each share of Common Stock held with respect to each matter to be voted upon; provided, however, that cumulative voting shall be available for the election of directors.  Under cumulative voting, each shareholder is entitled to cast a number of votes equal to the number of shares held by such shareholder multiplied by the total number of directors to be elected.  These votes may be divided among all nominees equally or may be voted for one or more of the nominees, either in equal or unequal amounts, as the shareholder may elect.  A plurality of votes cast at the Annual Meeting is required for the election of each director.

Ratification of the selection of independent registered public accounting firm; approval of the Stock Plan for Non-Management Directors; approval of Amendment and Extension of the 2002 Stock Incentive Plan; approval of the Annual Incentive Plan and approval of any other proposal which may be brought before the meeting each requires the affirmative vote of a majority of the shares present at the meeting and entitled to vote on the matter.

An abstention from voting on a matter by a stockholder present in person or by proxy will have no effect on the election of directors but will have the same legal effect as a vote against any other proposal.  If a broker or other nominee holder indicates on the Proxy Card that it does not have discretionary authority to vote the shares it holds of record on a proposal, those shares will not be considered as present and entitled to vote on the proposal.

All shares of Common Stock represented at the Annual Meeting by properly executed proxies received prior to or at the Annual Meeting which are not properly revoked will be voted at the Annual Meeting in accordance with the instructions indicated on such proxies.  If no instructions are indicated, such proxies will be voted FOR the election of the Board’s director nominees; FOR the ratification of the recommended independent registered public accounting firm; FOR approval of the Stock Plan for Non-Management Directors; FOR approval of Amendment and Extension of the 2002 Stock Incentive Plan; and FOR approval of the Annual Incentive Plan.

Who pays for this proxy solicitation?  The Company will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials.  In addition to solicitation by mail, proxies may be solicited in person or by telephone or by other means by the Company’s directors, officers or employees, who will not receive any additional compensation for solicitation activities.  The Company has engaged Automatic Data Processing, Inc., for a fee to be determined, to assist in the distribution and tabulation of proxies.  The Company will also reimburse brokerage firms and other nominees, custodians and fiduciaries for costs incurred by them in mailing proxy materials to the beneficial owners of common stock as of the record date.

The date of this Proxy Statement is March 13, 2006.

ELECTION OF DIRECTORS – (Proposal No. 1)

The Board of Directors, upon recommendations of its Nominating Committee, has nominated for election the 12 persons named below.  It is intended that proxies solicited will be voted for such nominees.  The Board of Directors believes that each nominee named below will be able to serve, but should any nominee be unable to serve as a director, the persons named in the proxies have advised that they will vote for the election of such substitute nominee as the Board of Directors may propose.

On November 4, 2005, Chairman Paul J. McKee, Jr. announced his desire to step down as Chairman to pursue other interests, remaining on the Board until the Annual Shareholders’ Meeting.  He chose not to stand for re-election.

Subsequent to Mr. McKee’s decision to step down as Chairman, the Board elected Peter F. Benoist as Chairman and James J. Murphy, Jr. as Lead Director and Chairman of the Executive Committee.

The following biographical information is furnished with respect to each member of the Board of Directors of the Company, some of whom also serve as directors and officers of one or more of the Company’s subsidiaries, including Enterprise Bank & Trust (the “Bank”).

There are no family relationships between or among any directors or executive officers of the Company.  Except as noted below, none of the Company’s directors or executive officers serves as a director of (1) any company that has a class of securities registered under or that is subject to the periodic reporting requirements of the Securities Exchange Act of 1934, or (2) any investment company registered under the Investment Company Act of 1940.

Name	Principal Occupation and Five Year Business Experience	Age	Director Since

Kevin C. Eichner	President and Chief Executive Officer of the Company since July 2002; Vice Chairman of the Company since 1995; Chief Executive Officer, GenAmerica Financial Corporation (financial services) 2000-2002.	55	1995

Peter F. Benoist	Executive Vice President of the Company and Chairman and Chief Executive Officer of the Bank since 2002; Executive Director, St. Louis Regional Housing and Community Development Alliance (RHCDA) 1999-2002; Regional Chairman, Firstar Corporation 1997-1999.	58	2002

James J. Murphy, Jr.	President and Chief Executive Officer, Murphy Company (mechanical specialty contracting firm) since 1979.	62	2002

Paul R. Cahn	President, Elan Polo Imports, Inc. (importer of women’s and children’s casual shoes) since 1976.	80	1996

William H. Downey	President & Chief Operating Officer, Great Plains Energy Inc. (electric utilities) since 2003; Director, Great Plains Energy Inc. (NYSE: GXP) since 2003; President and Chief Executive Officer, Kansas City Power & Light Company since 2000; Executive Vice President, Great Plains Energy, Inc. 2002-2003.	61	2002

Robert E. Guest, Jr.	Partner, Doster Mickes James Ullom Benson & Guest, LLC (law firm) since 2005; Partner, Benson & Guest LLP (law firm) from 1986 - 2005.	51	2002

Lewis A. Levey	Chairman, Enhanced Value Strategies, Inc. (real estate consultant) since 1998. Trust Manager (Director) and member of Audit Committee, Camden Property Trust (a REIT focused on multi-family residential housing) (NYSE: CPT) since 1997.	63	2005

Richard S. Masinton	Executive Vice President, Russell Stover Candies (candy manufacturer) since June 2005. Chief Administrative Officer and Chief Financial Officer, Russell Stover Candies 1997-2005.	64	2000

Name	Principal Occupation and Five Year Business Experience	Age	Director Since

Birch M. Mullins	President, Lindbergh Warson Properties (real estate investments) since 1988.	62	1996

Robert E. Saur	Chairman and President, Conrad Properties (developer of commercial and residential real estate properties) since 1975.	62	1995

Sandra Van Trease	Senior Executive Officer and Group President, BJC HealthCare (not-for-profit operator of hospitals) since 2004; President and Chief Executive Officer, UNICARE (an operating unit of Well Point Inc., a health insurance company) 2002-2004; President, Chief Financial Officer and Chief Operating Officer of RightChoice (health insurance company) 2000-2002.	45	2005

	Director and member of Audit Committee for Peabody Energy (NYSE: BTU) since 2002.

Henry D. Warshaw	President, Virtual Realty Enterprises (real estate investments) since 1998.	52	1996

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR EACH OF THE INDIVIDUALS LISTED FOR ELECTION AS DIRECTORS OF THE COMPANY.

Director Compensation

In 2005, Director compensation was paid as follows:

For Board service, Directors (except Chairman McKee) received:
•	$6,000 paid in restricted share units (“RSU’s”), which are awarded at the beginning of the year of service and vest at the end of the same year.
•	$750 per Board meeting attended

For Committee service, Directors (except Committee Chairperson) received:
•	$500 per committee meeting attended

Committee chairpersons received an annual retainer, paid pro-rata over 12 months:
Audit Committee Chair – $8,000
Compensation Committee Chair – $6,000
Nominating and Governance Committee Chair – $4,000

Chairman McKee served under a consulting agreement from which he received an annual fee of $40,000.  Of this total, $23,300 was paid in cash, and $16,700 in RSUs.  He received no other payment for Board or Committee service.

For 2006, James J. Murphy, Jr. serves as Lead Director.  His compensation will be $40,000 annually.  He will receive no other payment for Board or Committee service.

Directors who are employees of the Company are not eligible to receive any form of compensation for their services as Directors.

Board and Committee Meetings

All Committee members are appointed by the Board.  In addition, the Board has established membership standards for each committee which require that a certain number of committee members must be “independent directors”, as that term is defined in Rule 4200 (a)(15) of the NASDAQ rules.

The Board met 11 times in 2005.  All directors attended at least 75% of all meetings of the full Board and of those committees on which they served in 2005.  The Company’s Board of Directors periodically holds executive sessions of the members of the Board who meet the then current standards of independence.  Executive sessions of the Board were presided over by the Chairman of the Board until a Lead Director was designated in November 2005.  The Lead Director now chairs executive sessions of the Board of Directors.  In 2006, the Board is scheduled to meet seven times, with an optional eighth meeting.

Executive Committee. The Executive Committee is empowered to act on behalf of, and to exercise the powers of, the full Board of Directors in the management of the business and affairs of the Company when the full Board of Directors is not in session, except to the extent limited by applicable Delaware law.  The charter for the Executive Committee may be found at the Company’s website at www.enterprisebank.com.  All actions by the committee are reported at the next regular Board of Directors meeting.  In addition, approved Executive Committee minutes are shared with all Directors.  In 2005, the committee met twice.  In 2006, the Committee will meet only as needed, given the additional meetings of the full Board.

The Committee consists of at least five non-employee directors who are “independent directors” as defined in the NASDAQ standards.  For 2005, the Executive Committee consisted of Directors McKee, Eichner, Benoist, Mullins, Murphy, Saur and Warshaw.  In 2006, the Committee membership will remain the same, except that a replacement will be appointed for Mr. McKee.

Audit Committee.  The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors by reviewing all audit processes and fees, the financial information provided to the stockholders and the Company’s systems of internal financial controls.  The Audit Committee has the authority and responsibility to select and evaluate and, where appropriate, replace the Company’s independent registered public accounting firm (the “independent auditors”).

The Committee shall consist of three or more directors who meet the NASDAQ independence standards.  In 2005, the Audit Committee consisted of Directors Masinton, Guest and Van Trease, who served the full year, and Director Levey, who joined the committee on July 20, 2005.  The Audit Committee met four times in 2005.

The Board of Directors has determined that Directors Masinton, Levey and Van Trease satisfy the requirements of a “financial expert” as defined in Item 401(h)(2) of Regulation S-K and satisfy the definition of “financially sophisticated” under NASDAQ Rule 4350(d).

In the opinion of the Company’s Board, none of the Directors on the Audit Committee has a relationship with the Company or the Bank that would interfere with the exercise of independent judgment in carrying out their responsibilities as director.  None of them are or have been for the past three years employees of the Company or the Bank, and none of their immediate family members are or have for the past three years been executive officers of the Company or the Bank.  In the opinion of the Company’s board, each of the Directors on the Audit Committee are “independent directors”, as that term is defined in the NASDAQ rules.

As noted in the Audit Committee’s charter, the Company’s management is responsible for preparing the Company’s financial statements.  The Company’s independent auditors are responsible for auditing the financial statements.  The activities of the Audit Committee are in no way designed to supersede or alter those traditional responsibilities.  The Audit Committee’s role does not provide any special assurances with regard to the Company’s financial statements, nor does it involve a professional evaluation of quality of audits performed by the independent auditors.

The following report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates the report by reference therein.

Audit Committee Report. The Audit Committee submits the following report:

The Audit Committee operates under a written charter approved by the Board of Directors which is available at the Company’s website at www.enterprisebank.com.

Management is responsible for the Company’s internal controls and financial reporting process.  The independent auditors are responsible for performing an independent audit of the Company’s consolidated financial statements and internal control over financial reporting in accordance with generally accepted auditing standards and to issue a report thereon.  The Audit Committee’s responsibility is to monitor and oversee these processes.

The Audit Committee has reviewed and discussed the Company’s audited financial statements and internal control report with management and the independent auditors.  The Audit Committee discussed with the independent auditors the matters required by Statement on Auditing Standards No. 61, Communications with Audit Committees.  The Audit Committee received written disclosures from the independent auditors as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and discussed with the auditors their independence.  The Audit Committee has concluded that the independent auditors are independent from the Company and its management.

Based on the reports and discussions described above, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2005 for filing with the Securities and Exchange Commission.

Respectfully submitted by the Audit Committee,
Richard S. Masinton, Chairperson	Robert E. Guest Jr.	Lewis A. Levey

Sandra Van Trease

The Audit Committee has considered whether the provision by KPMG LLP of the services covered by the audit fees is compatible with maintaining the firm’s independence and concluded that it is compatible.

The Audit Committee is responsible for pre-approving all auditing services and permitted non-auditing services to be performed by the Company’s independent auditors.  The Chairman of the Audit Committee has authority to approve in advance all audit or non-audit services to be provided by the independent auditors if presented to the full Audit Committee at the next regularly scheduled meeting.

Principal Accounting Fees.  The following table sets forth fees billed to the Company for the years ended December 31, 2005 and 2004 by the Company’s principal accounting firm KPMG LLP:

	December 31,

	2005	2004

Audit fees (1)	$295,457	$280,875
Audit related fees (2)	—	5,000
Tax fees (3)	—	48,006
All other fees	—	—

Total	$295,457	$333,881

(1)

Includes professional services rendered for the audit of the Company’s consolidated annual financial statements, reports on internal control and review of financial statements in the Company’s reports on Form 10-Q and services normally provided in connection with regulatory filings including consultation on various accounting matters.

(2)	Includes fees for professional services rendered for the Trust Division of Enterprise Bank & Trust.
(3)	Includes professional services rendered for preparation of tax returns and provided consultation with the Company on various tax matters.

The increase in audit fees for 2005 over 2004 was primarily attributable to audit expenses incurred related to the Company’s acquisition of Millennium Brokerage Group, LLC. in October of 2005.  This was offset by a decline in the audit fees related to Sarbanes-Oxley.  Prior to January 2005, KPMG prepared Company tax returns and consultation on various tax matters.  In January 2005, the Company entered into an agreement with RSM McGladrey, a third party public accounting firm, for tax preparation and consultation services.

Financial Information Systems Design and Implementation Fees.  KPMG LLP did not perform any services and therefore billed no fees relating to operating or supervising the operation of the Company’s information systems or local area network or for designing or implementing the Company’s financial information management systems during 2005.

Compensation Committee.  The Compensation Committee reviews and recommends salaries, bonuses and benefits for officers and certain other employees of the Company.  The charter for the Compensation Committee may be found at the Company’s website at www.enterprisebank.com.  The Compensation Committee also supervises the operation of the Company’s compensation plans and reports back to the full Board.

The Compensation Committee shall consist of no fewer than three members who meet the NASDAQ independence standards and shall be outside directors within the meaning of section 162(m) of the Internal Revenue Code of 1986.  In 2005, the Compensation Committee met nine times.  None of the members of the Compensation Committee is or has been an officer or employee of the Company.  During fiscal year 2005, no member of the Compensation Committee was an executive officer of another entity on whose compensation committee or board of directors an executive officer of the Company served.

Compensation Committee Report.  The Compensation Committee submits the following report:

The Compensation Committee (“the Committee”) administers the Company’s executive compensation program.  In this regard, the role of the Committee is to oversee the Company’s compensation plans and policies, annually review and approve all executive officer compensation decisions and administer stock-based compensation plans.  The Committee’s charter reflects these various responsibilities.  The membership of the Committee is determined by the Board and consists entirely of independent directors.  Committee decisions are made at the Committee’s periodic meetings and may be made by written consents.  The Committee Chairman reports its actions and recommendations at Board meetings.  The Committee uses the Company’s human resources and other personnel as staff to support its work.  In addition, the Committee is authorized to engage the services of outside advisers.  In the past three years, the Committee has engaged an outside compensation consultant to assist it in its work.

Compensation Policy.  The Company’s general compensation policy is to set executive compensation as to facilitate recruitment and retention of talent while aligning the interests of management and shareholders and fostering achievement of the Company’s strategic plan.  The Company’s goal is to set executive compensation so as to be competitive in the marketplace for management talent among its peer group and to be generally competitive in the marketplace for the banking industry in general for other talent.

The Company’s general policy is that executive compensation should consist of three components:  base salary, short-term incentive compensation and long-term incentive compensation.  Short-term incentive compensation is based upon pre-established annual individual and corporate performance goals for the year with established levels of threshold, target and exceptional.

In 2004, the Company began revamping its long-term incentive compensation to replace stock option grants with grants of restricted stock.  Generally, under this program, participating executives will be granted dollar denominated restricted stock units (“RSUs”) which entitle a participant to receive restricted stock subject to certain performance standards being met based on the quoted market price per share at that time and further subject to a level five-year vesting period once earned.  In 2005, the Company issued to selected employees RSUs which will be earned over a multi-year period based upon the Company’s earnings per share growth compared to an established peer group, subject to a level five-year vesting period once earned.  The Committee expects in future years to continue to issue RSUs to selected employees and may grant stock options under certain circumstances.

Section 162(m) of the Internal Revenue Code generally denies a deduction to any publicly held corporation for compensation paid in a taxable year to the Company’s chief executive officer and four other highest compensated officers to the extent that the officer’s compensation (other than qualified performance-based compensation) exceeds $1 million.  The Committee intends to award executive compensation that meets the Section 162(m) deductibility requirements, subject to the Committee’s exercising its discretion to award non-deductible compensation when it is considered in the best interests of the Company and stockholders to do so.

CEO Compensation.  Mr. Eichner’s base salary for calendar 2005 was $390,000.  In addition, Mr. Eichner received a 2005 bonus of $485,844.  His bonus was based upon exceptional performance in meeting certain pre-established goals relating to earnings per share, asset quality and growth in certain specified categories.  In addition, in 2005, Mr. Eichner was granted options to purchase 5,462 shares of the Company’s Common Stock at a price of $21.97 per share and an award of 13,300 shares of restricted stock of which 2,660 shares vested in 2005 with the balance vesting equally over the next four years.

Respectfully submitted by the Compensation Committee,
William H. Downey, Chairperson	Paul J. McKee, Jr.	Birch M. Mullins

Henry D. Warshaw

Nominating and Corporate Governance Committee.  The Nominating and Corporate Governance Committee assists the Board in identifying and recommending qualified director nominees for election at the shareholders’ annual meeting.  The charter for the Nominating and Corporate Governance Committee may be found at the Company’s website at www.enterprisebank.com.  The Committee also helps determine membership on Board committees, recommends corporate governance guidelines and oversees an annual Board self-evaluation.

The Committee shall consist of no fewer than three directors who meet the NASDAQ independence standards.  Nominating and Governance Committee members for 2005 were Directors McKee, Cahn, Murphy and Saur.  (In accordance with NASDAQ requirements, Mr. Eichner relinquished his membership on the Committee.)  The Committee met five times in 2005.

The Nominating and Corporate Governance Committee may consider candidates for Board membership coming to its attention through current Board members, search firms, shareholders and other persons.  Suggestions for nominees from shareholders are evaluated in the same manner as other nominees.  Any shareholder nomination must be submitted in writing to the Secretary, Enterprise Financial Services Corp, 150 North Meramec, Clayton, Missouri 63105 and should include the shareholder’s name, address and number of the Company’s shares owned by the shareholder along with the nominee’s name and qualifications.  There are no nominees for election to the Company’s Board of Directors at the 2006 annual meeting of shareholders other than directors standing for re-election by the shareholders.

Shareholders may communicate directly to the Board of Directors by sending a letter to the Board at: Enterprise Financial Services Corp Board of Directors, 150 North Meramec, Clayton, Missouri 63105.  All communications directed to the Board of Directors will be received and processed by the Secretary of the Company and will be transmitted to the Chairman of the Nominating and Corporate Governance Committee without any editing or screening.

Code of Ethics and Business Conduct.  On January 25, 2006, the Board of Directors adopted a new Code of Ethics applicable to all employees, officers and directors.  The Code of Ethics may be found at the Company’s website at www.enterprisebank.com.

Executive Officers

Name	Principal Occupation and Five Year Business Experience	Age

Kevin C. Eichner	President and Chief Executive Officer of the Company since July 2002; Vice Chairman of the Company since 1995; Chief Executive Officer, GenAmerica Financial Corporation (financial services) 2000-2002.	55

Peter F. Benoist	Chairman of the Company since November 2005; Executive Vice President of the Company and Chairman and Chief Executive Officer of the Bank since 2002; Executive Director, St. Louis Regional Housing and Community Development Alliance (RHCDA) 1999-2002; Regional Chairman, Firstar Corporation 1997-1999.	58

Stephen P. Marsh	President and Chief Credit Officer of the Bank since February 2006; Chief Credit Officer of Company and President, St. Louis Region of the Bank 2004-2006; President and Senior Lender, St. Louis Region of the Bank 2003-2004; President and Senior Loan Officer of Southwest Bank of St. Louis 1994-2003.	50

Frank H. Sanfilippo	Executive Vice President and Chief Financial Officer of the Company since 2001; Executive Vice President and Chief Financial Officer of First Banks, Inc 1999-2001; Senior Vice President and Director of Management Accounting, Mercantile Bancorporation Inc. 1997-1999.	43

Jack L. Sutherland	Chairman, Kansas City Region of the Bank since 2005; President and Chief Operating Officer of the Bank since 2000-2006; President, Kansas City Region of the Bank 2000-2004.	62

James C. Wagner	Executive Vice President of the Company since 2001; Chief Financial Officer of the Company 1997–2001.	40

Executive Compensation

The following table shows the compensation paid to the Company’s Chief Executive Officer and the four other most highly paid executive officers of the Company, including its subsidiary, Enterprise Bank & Trust, for the years ended December 31, 2005, 2004 and 2003. The individuals listed in this table are known as “named executive officers”.

Summary Compensation Table

	Annual Compensation				Long Term Compensation

Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)(1)	Restricted Stock Awards ($)(2)	Shares Underlying Options/SARS (#)	Other Annual Compensation ($)(3)

Kevin C. Eichner	2005	390,000	485,844	—	249,375	5,462	20,229
President and Chief	2004	300,000	387,000	—	—	—	17,929
Executive Officer	2003	300,000	369,150	—	—	58,209	17,729
Peter F. Benoist	2005	293,545	431,081	—	180,000	—	10,500
Chairman and Executive	2004	250,000	297,000	—	—	—	8,200
Vice President	2003	250,000	250,150	—	—	37,313	8,000
Stephen P. Marsh(4)	2005	286,882	153,333	—	121,875	—	10,500
President and Chief Credit	2004	202,100	112,000	—	—	—	8,200
Officer of Enterprise Bank & Trust	2003	72,321	33,050	—	—	32,700	—
Frank H. Sanfilippo(5)	2005	190,423	130,867	—	93,750	—	10,500
Executive Vice President and	2004	155,417	82,000	—	—	—	8,200
Chief Financial Officer	2003	149,583	96,650	—	—	11,194	6,149
Jack L. Sutherland	2005	284,347	83,712	—	93,750	—	12,660
Chairman, Kansas City Region of	2004	257,500	118,000	—	—	—	11,096
Enterprise Bank & Trust	2003	257,500	128,650	—	—	18,657	10,853

(1)	In accordance with SEC rules, amounts totaling less than $50,000, or 10% of the total annual salary and bonus of such executive have been omitted.
(2)

On January 31, 2005, restricted stock units were awarded subject to vesting in five equal installments.  20% vesting occurred on December 31, 2005.  The dollar value given is based on the $18.75 closing price per share of Enterprise Financial Services Corp on January 31, 2005.  No dividends are paid on unvested shares.

(3)	Includes life insurance premium, long-term disability premium, and company 401(k) match deferrals, when applicable.
(4)	Stephen P. Marsh joined the Bank on August 25, 2003. On February 16, 2006, Mr. Marsh became President of the Bank.
(5)	Frank H. Sanfilippo joined the Company on June 11, 2001.

Options/SAR Grants in Fiscal 2005

The following table sets forth information concerning the individual grants of stock options to each of the named executive officers during 2005.  The exercise price per share of each option was equal to the fair market value of the shares on the date of grant, as determined by the Board of Directors.  The Company has never granted stock appreciation rights (SARs) to any of the named executive officers.  The potential realizable value is calculated based on the term of the options at its time of grant and an assumed rate of stock appreciation of 5% and 10% compounded annually from the date the options were granted until their expiration dates. These numbers are calculated based on the requirements of the Securities and Exchange Commission and do not reflect the Company’s estimate of future stock price growth.  Actual gains, if any, on stock option exercises will depend on the future performance of the common stock of the Company and the date on which the options are exercised.

	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term

	Number of Securities Underlying Options/SARs Granted	Percent of Total Options/ SARs Granted to Employees in Fiscal Year	Exercise or Base Price	Expiration Date

Name					5%	10%

Kevin C. Eichner	5,462	52.2%	$21.97	11/14/2015	$75,467	$191,249
Peter F. Benoist	—	—	—	—	—	—
Stephen P. Marsh	—	—	—	—	—	—
Frank H. Sanfilippo	—	—	—	—	—	—
Jack L. Sutherland	—	—	—	—	—	—

Aggregated Option/SAR Exercises in Last Fiscal Year

The following table sets forth certain information regarding the number and value of unexercised options held by each of the named executive officers as of December 31, 2005.  Amounts described in the following table under the heading “Value of Unexercised In-the-Money Options/SARs at Fiscal Year End” are determined by multiplying the number of shares underlying the options by the difference between the last reported per share sale price of the Company’s common stock on December 31, 2005 and the per share option exercise price.

			Number of Shares Underlying Unexercised Options/SARs at Fiscal Year End		Value of Unexercised In-the-Money Options/ SARs at Fiscal Year End

Name	Shares Acquired On Exercise (#)	Value Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Kevin C. Eichner	30,000	$441,600	151,114	5,462	$1,742,498	$3,878
Peter F. Benoist	—	—	87,313	—	$967,765	—
Stephen P. Marsh	8,333	$76,747	16,667	—	$160,503	—
Frank H. Sanfilippo	—	—	31,294	—	$331,223	—
Jack L. Sutherland	—	—	60,657	—	$585,197	—

Long Term Incentive Plan—Awards of Restricted Stock Units in Last Fiscal Year

The following table sets forth information concerning individual grants of restricted stock units (a share denominated award under the Company’s Incentive Compensation Plan) made to the named executives in 2005:

Name	Grant($)	Performance or Other Period until Maturation or Payout	Estimated Future Payouts Under Price-Based Plans(1)

			Threshold ($)	Target ($)	Maximum ($)

Kevin C. Eichner	384,000	5 years	307,200	384,000	460,800
Peter F. Benoist	252,000	5 years	201,600	252,000	302,400
Stephen P. Marsh	103,000	5 years	82,400	103,000	124,000
Frank H. Sanfilippo	70,000	5 years	56,000	70,000	84,000
Jack L. Sutherland	105,000	5 years	84,000	105,000	126,000

(1)

Payout shall be subject to meeting applicable performance standards determined by achievement of relative earnings per share growth for the two-year period ending December 31, 2005 in comparison with peer group of institutions.  The awards are payable in shares of common stock.  The awards will be made in 2006 when the peer performance is available.  The shares awarded will be determined based on the average price per share for the 10 trading days immediately preceding the award date.

Equity Compensation Plans

The following table summarizes the Company’s equity compensation plans as of December 31, 2005.  Information is included for both equity compensation plans approved by the Company shareholders and equity compensation plans not approved by the Company shareholders.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding shares reflected in column (a) (c)

Equity compensation plans approved by the Company’s shareholders	901,528		$11.93	261,093
Equity compensation plans not approved by the Company’s shareholders	—		—	—
Total	901,528	(1)	$11.93	261,093	(2)

1)	Includes the following:
	•	1,600 shares of common stock to be issued upon exercise of outstanding stock options granted under the 1990 Stock Incentive Plan (Plan II);
	•	100,850 shares of common stock to be issued upon exercise of outstanding stock options granted under the 1996 Stock Incentive Plan (Plan III);
	•	400,067 shares of common stock to be issued upon exercise of outstanding stock options granted under the 1999 Stock Incentive Plan (Plan IV);
	•	395,511 shares of common stock to be issued upon exercise of outstanding stock options granted under the 2002 Stock Incentive Plan (Plan V); and
	•	3,500 shares of common stock to be issued upon exercise of outstanding stock options granted under the 1998 Nonqualified Plan.
2)	Includes the following:
	•	6,300 shares of common stock available for issuance under the 1996 Stock Incentive Plan (Plan III);
	•	28,800 shares of common stock available for issuance under the 1999 Stock Incentive Plan (Plan IV);
	•	191,008 shares of common stock available for issuance under the 2002 Stock Incentive Plan (Plan V);
	•	20,335 shares of common stock available under stock option plans inherited with the Commercial Guaranty Bank merger in 2000; and
	•	14,650 shares of common stock available for issuance under the 1998 Nonqualified Plan.

Executive Employment Agreement with Mr. Eichner.  Effective July 1, 2005 the Company entered into an Executive Employment Agreement with Mr. Eichner (the “Eichner Agreement”).  This agreement replaces Mr. Eichner’s previous agreement with the Company.  The following is intended to be a general summary of the provisions of the Eichner Agreement.   The agreement specifies that Mr. Eichner will serve as the President and Chief Executive Officer of the Company through December 31, 2007.  The term may be extended by mutual written agreement of Mr. Eichner and the Company.   The duties and responsibilities of Mr. Eichner are specifically identified in the Eichner Agreement and are believed to be consistent with the duties and responsibilities of someone in that position for a financial services company.

The Eichner Agreement provides that Mr. Eichner will receive a minimum annual base salary of $480,000 and is further entitled to receive an annual bonus and to participate in all present and future employee benefit, retirement and compensation plans of the Company consistent with his salary and his position as the President and Chief Executive Officer of the Company as determined by the Compensation Committee.  The Base Salary may be adjusted from time to time by the Board of Directors, but may not be reduced without Mr. Eichner’s consent. Mr. Eichner is eligible to receive an annual bonus for each calendar year subject to certain terms and conditions and based upon performance targets established by the Board of Directors or a designated Committee of the Board.  For 2005, Mr. Eichner’s Targeted Bonus payout was $485,844.   For 2006 and 2007, Mr. Eichner is eligible for a Targeted Bonus of 36% of the then applicable Base Salary for performance at Threshold and 50% of the then applicable Base Salary for performance at Target.  In each of the three years, for performance between Threshold and Target and above, the bonus payment is to be interpolated on a straight-line basis between Threshold and Target and above, subject to certain specified escalators for performance above Target.

Based on the Company’s performance for 2004 and 2005, pursuant to the Eichner Agreement, Mr. Eichner received a grant of $384,000 in restricted stock units with the award due in 2006.  The Eichner Agreement provides that Mr. Eichner is to receive (i) a grant of $432,000 in restricted stock units based on the Company’s performance for 2004, 2005 and 2006, and (ii) a grant of $480,000 in restricted stock units based on the Company’s performance for 2005, 2006 and 2007.  Such restricted stock units are subject to certain performance criteria and vesting requirements. In addition, the Eichner Agreement provides that Mr. Eichner is to be granted on the date of the Agreement, and on the second and third anniversaries of said date, options to purchase that number of shares of the Company’s Common Stock determined by dividing 25% of the then applicable Base Salary by the closing market price of the Company’s Common Stock on the date of the grant. Such options vest at the rate of 33 1/3% per year on the first, second and third anniversaries of the grant, subject to Mr. Eichner remaining continuously employed by the Company through such dates.   Mr. Eichner will also be eligible for additional stock option grants annually as determined by the Board of Directors under plans amended or adopted by the Company from time to time.

The Agreement provides Mr. Eichner with certain benefits as well as severance benefits in the event of his termination under certain circumstances. The Agreement also contains certain confidentiality and non-compete provisions during his period of employment and for a period of 12 months after termination of his employment.

The method of termination determines the amount of compensation, if any, due to Mr. Eichner in connection with such termination.  Generally, Mr. Eichner is entitled to payment of salary and bonus through his date of termination.  If the Company terminates him “other than for cause”, he shall be paid as severance compensation his base salary through the remaining period of the Eichner Agreement or the one-year period commencing on the termination date (whichever period is shorter) plus any accrued and unpaid bonus.  In addition, all stock options granted to the Mr. Eichner shall become fully vested and exercisable.  All restricted common stock granted shall fully vest and become transferable.  If he is terminated in connection with a “change of control”, Mr. Eichner is entitled to an amount equal to 24 months of his base salary and targeted bonus, as defined, plus accrued and unpaid bonus.   In the event of Mr. Eichner’s death, the Company is obligated to pay him his annual salary and bonus through the last day of the month during which his death occurs.

Executive Employment Agreement with Mr. Benoist.  Effective November 1, 2005, the Company entered into an Executive Employment Agreement with Mr. Benoist (the “Benoist Agreement”).   This agreement replaces Mr. Benoist’s previous agreement with the Company.  The following is intended to be a general summary of the provisions of the Benoist Agreement.   The agreement specifies that Mr. Benoist will serve as Chairman of the Board and Executive Vice President of the Company, as well as, Chairman and Chief Executive Officer of the Bank until December 31, 2008.  The term may be extended by mutual written agreement of Mr. Benoist and the Company.   The duties and responsibilities of Mr. Benoist are specifically identified in the Benoist Agreement and are believed to be consistent with the duties and responsibilities of someone in that position for a financial services company.  As an employee of the Company, Mr. Benoist will not receive any form of compensation in his role as Chairman of the Company.

The Benoist Agreement provides that Mr. Benoist will receive a minimum annual base salary of $350,000 and is further entitled to receive an annual bonus and to participate in all present and future employee benefit, retirement and compensation plans of the Company consistent with his salary and his position as the Executive Vice President of the Company as determined by the Compensation Committee.   The Base Salary may be adjusted from time to time by the Board of Directors, but may not be reduced without Mr. Benoist’s consent.

Mr. Benoist is eligible to receive an annual bonus for each calendar year subject to certain terms and conditions and based upon performance targets established by the Board of Directors or a designated Committee of the Board.  For 2005, Mr. Benoist’s Targeted Bonus payout was $431,081.  For 2006, 2007 and 2008, Mr. Benoist is eligible for a Targeted Bonus of 41.1428% of the then applicable Base Salary for performance at Threshold and 57.1429% of the then applicable Base Salary for performance at Target.  In each of the four years, for performance between Threshold and Target and above, the bonus payment is to be interpolated on a straight-line basis between Threshold and Target and above, subject to certain specified escalators for performance above Target.

Based on the Company’s performance for 2004 and 2005, pursuant to the Benoist Agreement, Mr. Benoist received a grant of $252,000 in restricted stock units with the award due in 2006.  The Benoist Agreement provides that Mr. Benoist is to receive (i) a grant of $280,000 in restricted stock units based on the Company’s performance for 2004, 2005 and 2006, (ii) a grant of $308,000 in restricted stock units based on the Company’s performance for 2005, 2006 and 2007, and (iii) a grant of $308,000 in restricted stock units based on the Company’s performance for 2006, 2007 and 2008.  Such restricted stock units are subject to certain performance criteria and vesting requirements.  In addition, the Benoist Agreement provides that Mr. Benoist is to be granted on the date of the Benoist Agreement, and on the second and third anniversaries of said date, options to purchase that number of shares of the Company’s Common Stock determined by dividing 25% of the then applicable Base Salary by the Company’s Common Stock on the date of the grant.  Such options vest at the rate of 33 1/3% per year on the first, second and third anniversaries of the grant, subject to Mr. Benoist remaining continuously employed by the Company through such dates.  Mr. Benoist will also be eligible for additional stock option grants annually as determined by the Board of Directors under plans amended or adopted by the Company from time to time.

The Agreement provides Mr. Benoist with certain benefits as well as severance benefits in the event of his termination under certain circumstances. The Agreement also contains certain confidentiality and non-compete provisions during his period of employment and for a period of 12 months after termination of his employment.

The method of termination determines the amount of compensation, if any, due to Mr. Benoist in connection with such termination.  Generally, Mr. Benoist is entitled to payment of salary and bonus through his date of termination.  If the Company terminates him “other than for cause”, he shall be paid as severance compensation his base salary through the remaining period of the Benoist Agreement or the one-year period commencing on the termination date (whichever period is shorter) plus any accrued and unpaid bonus.  If he is terminated in connection with a “change of control”, Mr. Benoist is entitled to an amount equal to 24 months of his base salary and targeted bonus, as defined, plus accrued and unpaid bonus.  In the event of Mr. Benoist’s death, the Company is obligated to pay him his annual salary and bonus through the last day of the month during which his death occurs.

Other employment agreements.  Each of the other named executive officers, serves pursuant to an Executive Employment Agreement with the Company.  The Agreements do not have specific termination dates other than death or disability of the officer.  In the event of a termination for cause, (as defined) the officer will only be entitled to payment of base salary through the date of termination.  Following is a summary of key attributes of the Employment Agreements for Mr. Marsh, Mr. Sanfilippo and Mr. Sutherland.

Executive Employment Agreement with Mr. Marsh.  If Mr. Marsh voluntarily resigns with at least 90 days notice, the Company within 30 days after such termination will pay all accrued salary and bonus compensation, to the extent earned, and other benefits.  At the time Mr. Marsh notifies the Company of a voluntary resignation, he must also notify the Company of the identity of his new employer.  After such notice, the Company shall have ten days to elect to pay Mr. Marsh his then effective base salary for one year after such voluntary termination during which time Mr. Marsh is subject to non-compete and non-solicitation provisions.  Within 30 days after a Change of Control, Mr. Marsh may elect a voluntary termination as described above.  At that time, he may elect a severance payment of an amount equal to his base salary and his targeted bonus in return for a one-year non-compete and non-solicitation provision.  If Mr. Marsh elects not to receive the severance, he shall not be subject to the non-compete provisions.  If he does not elect a voluntary termination within 30 days and is terminated after a Change of Control, Mr. Marsh will be paid for one year an amount equal to his base salary and his targeted bonus in return for a one-year non-compete and non-solicitation provision.

Executive Employment Agreement with Mr. Sanfilippo.  If Mr. Sanfilippo (i) is terminated without Cause, or (ii) is not offered employment after a Change of Control, he will be entitled to compensation for 24 months in an annual amount equal to 100% of his base salary as of the end of the most recent quarter plus the average of his bonus compensation for the two most recent years prior to termination.  The two-year payment period is designed to coincide with the non-compete covenants in his agreement, which provides that he will not, for the period of employment and two years thereafter, solicit customers of the Company to become customers of another entity or induce, or seek to induce, employees to leave the employ of the Company.

Executive Employment Agreement with Mr. Sutherland.  If Mr. Sutherland (i) is terminated without Cause, (ii) is not offered employment after a Change of Control or (iii) voluntarily resigns, he will be entitled to compensation for 24 months in an annual amount equal to 100% of his base salary as of the end of the most recent quarter plus the average of his bonus compensation for the two most recent years prior to termination.  The two-year payment period is designed to coincide with the non-compete covenants in his agreement, which provides that he will not, for the period of employment and two years thereafter, solicit customers of the Company to become customers of another entity or induce, or seek to induce, employees to leave the employ of the Company.

Compensation Committee Interlocks and Insider Participation

The function and members of the Company’s Compensation Committee are set forth above.  All Committee members are independent and none of the Committee members have served as an officer or employee of the Company or a subsidiary of the Company.  No named executive officer of the Company serves on any board of directors or compensation committee of any entity that compensates any member of the Compensation Committee.

Some of the directors (including members of the Compensation Committee) and officers of the Company and of its subsidiary bank, and members of their immediate families and firms and corporations with which they are associated, have had transactions with the Bank, including borrowings and investments.  All such loans and investments have been made in the ordinary course of business, have been made on substantially the same terms, including interest rate paid or charged and collateral required, as those prevailing at the time for comparable transactions with unaffiliated persons, and did not involve more than the normal risk of collectibility or present other unfavorable features.  As of December 31, 2005, the aggregate outstanding amount of all loans to officers and directors of the Company and to firms and corporations in which they have at least a 10% beneficial interest was approximately $16,900,000.

Performance Graph

The following performance graph does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates the performance graph by reference therein.

Effective February 8, 2005, the Common Stock of the Company became listed on the NASDAQ National Market exchange.  Prior to that time, the Common Stock traded over the counter and was quoted on the NASDAQ Bulletin Board.  The following graph depicts the cumulative total shareholder return on the Company’s Common Stock from December 31, 2000 through December 31, 2005.  The graph compares the Common Stock of the Company with the NASDAQ Stock Market Composite Index for United States Companies and an industry peer group.  The peer group is determined using SIC code 6710-6719, a group of bank and financial holding companies, which are NASDAQ traded.   In addition, the graph contains the NASDAQ Composite Index (including foreign companies) and the SNL Financial $1-$5 billion bank index.  Since becoming listed on the NASDAQ National Market, management believes this index is more appropriate for purposes of this comparative graph.  Management believes the SNL bank index is more representative of peer companies.  The graph assumes an investment of $100.00 in the Common Stock and each index on December 31, 2000 and the reinvestment of all dividends.

	12/31/00	12/31/01	12/31/02	12/31/03	12/31/04	12/31/05

Enterprise Financial	100.0	72.2	79.0	89.0	118.4	146.1
Nasdaq U.S. Market	100.0	79.2	54.8	81.9	89.2	91.3
Nasdaq Composite	100.0	79.2	54.4	82.1	89.6	91.5
Nasdaq Peer (SIC 6710-6719)	100.0	109.4	111.9	128.4	128.1	116.2
SNL $1B-$5B Bank Index	100.0	121.5	140.3	190.7	235.4	231.4

Information Regarding Beneficial Ownership of Principal Shareholders,
Directors and Management

The following table sets forth, as of February 22, 2006, certain information regarding ownership of Common Stock by: (i) those persons or entities known by management to beneficially own more than 5% of the Company’s Common Stock (ii) each director of the Company, the named executive officers, and (iii) all directors and executives officers as a group.  As of February 22, 2006 there were 10,469,029 shares of Common Stock outstanding.

Beneficial Owner	Number of shares	Percentage Ownership (1)(2)

Kevin C. Eichner (3) (4) (5) 150 N. Meramec St. Louis, MO 63105	671,069	6.4%
Paul R. Cahn (6)	285,950	2.7%
Paul J. McKee, Jr. (3) (7)	211,964	2.0%
Peter F. Benoist (3) (8)	195,633	1.9%
Robert E. Guest, Jr. (9)	186,037	1.8%
Robert E. Saur (10)	132,756	1.3%
James J. Murphy, Jr. (2)	114,030	1.1%
Jack L. Sutherland (3) (4) (12)	85,224	*
Henry D. Warshaw (3) (13)	77,752	*
Lewis Levey (2)	71,350	*
Birch M. Mullins (14)	58,505	*
Frank H. Sanfilippo (11)	44,955	*
Richard S. Masinton (15)	43,942	*
Stephen C. Marsh (3) (16)	34,000	*
William H. Downey (2)	13,321	*
Sandra Van Trease (2)	4,632	*
All Directors and Executive Officers as a Group (17 persons)	2,380,241	22.7%

*	Less than 1%

(1)

Pursuant to the rules of the Securities and Exchange Commission, certain shares of Common Stock which a person has the right to acquire within 60 days pursuant to the exercise of stock options and warrants are deemed to be outstanding for the purpose of computing beneficial ownership and the percentages of ownership of that person, but are not deemed outstanding for the purposes of computing the percentage ownership of any other person.  All directors and executive officers as a group hold options to purchase an aggregate of 417,390 shares of Common Stock.

(2)	Unless otherwise indicated, the named person has sole voting and investment power for all shares shown.

(3)

Includes options outstanding and exercisable as of December 31, 2005, or within 60 days thereafter, including those beneficially owned by the named person, as follows: Mr. Eichner, 151,114 shares; Mr. McKee 5,000 shares; Mr. Benoist, 87,313 shares; Mr. Warshaw, 25,651 shares; Mr. Sutherland, 60,657 shares; Mr. Marsh 16,667 shares; Mr. Wagner 39,694 shares; all directors and named executive officers as a group, 386,096 shares.

(4)

Represents shares held by EBSP III, LLC which total 63,707 shares.  Mr. Eichner, Mr. Wagner and Mr. Sutherland each own 1/7th interest in the LLC.  Ownership for Messrs. Wagner and Sutherland includes their respective 1/7th interest or 9,101 shares.  Ownership for Mr. Eichner includes 63,707 shares.

(5)

Includes 299,650 shares held by Meramec Enterprise Holdings, LLC as to which Mr. Eichner has sole voting and investment power.  Includes 38,550 shares held in the name of Mr. Eichner in which he has sole voting and investment power and 115,382 shares held in Mr. Eichner’s trust in which he has sole voting and investment power.

(6)

Includes 15,000 shares held in trust for the benefit of Mr. Cahn’s spouse, as to which Mr. Cahn has shared voting and investment power; 1,000 shares held by the spouse of Mr. Cahn as to which Mr. Cahn has shared voting and investment power; and 269,629 shares held of record by Cahn Family Partnership, L.P., as to which Mr. Cahn has shared voting and investment power. Includes 321 shares as to which Mr. Cahn has sole voting and investment power.

(7)

Includes 10,381 shares held by CPM Holdings, LLC as to which Mr. McKee has sole voting and investment power.  Includes 6,015 shares held in a trust for the benefit of Mr. McKee as to which Mr. McKee has sole voting and investment power; 151,387 shares held in a trust for the benefit of Mr. McKee’s spouse as to which Mr. McKee has shared voting and investment power; and 38,978 shares held in an Individual Retirement Account for the benefit of Mr. McKee as to which Mr. McKee has sole voting and investment power.  Includes 678 shares held in the name of Mr. McKee as to which Mr. McKee has sole voting and investment power.

(8)	Includes 106,400 shares held jointly by Mr. Benoist and his spouse as to which Mr. Benoist has shared voting and investment power.

(9)

Includes 36,000 shares held jointly by Mr. Guest and his spouse as to which Mr. Guest has shared voting and investment power; 3,341 shares held in the name of Mr. Guest as to which Mr. Guest has sole voting and investment power; 8,220 shares held in an Individual Retirement Account for the benefit of Mr. Guest’s spouse as to which Mr. Guest has shared voting and investment power; 35,811 shares held in a trust for the benefit of Mr. Guest’s children as to which Mr. Guest is a co-trustee and has shared voting and investment power; includes 102,665 shares held by the spouse of Mr. Guest as to which Mr. Guest has shared voting and investment power.  Excludes 205,330 shares held in a trust as to which Mr. Guest is an administrative co-trustee..

(10)

Includes 381 shares held in the name of Mr. Saur as to which Mr. Saur has sole voting and investment power; 116,940 shares held in a trust for the benefit of Mr. Saur as to which Mr. Saur has sole voting and investment power; and 15,435 shares held in a family partnership as to which Mr. Saur has shared voting and investment power.

(11)	Includes 12,661 shares held in a trust for the benefit of Mr. Sanfilippo and 1,000 shares held in the name of Mr. Sanfilippo as to which Mr. Sanfilippo has sole voting and investment power.

(12)

Includes 14,751 shares held jointly by Mr. Sutherland and his spouse as to which he has shared voting and investment power and 715 shares held in the name of Mr. Sutherland in which he has sole voting and investment power.

(13)

Includes 25,740 held in an Individual Retirement Account for the benefit of Mr. Warshaw, as to which Mr. Warshaw has sole voting and investment power; and 25,980 shares held in an Individual Retirement Account for the benefit of the spouse of Mr. Warshaw, as to which Mr. Warshaw has shared voting and investment power; and 60 shares in the name of Mr. Warshaw as to which Mr. Warshaw has sole voting and investment power; and 321 shares as to which Mr. Warshaw has sole voting and investment power.

(14)

Includes 53,871 shares held in the name of Mr. Mullins as to which Mr. Mullins has sole voting and investment power and 4,634 shares held in trust for the benefit of Mr. Mullins as to which Mr. Mullins has sole voting and investment power.

(15)

Includes 857 shares held in a trust of the spouse of Mr. Masinton, for the benefit of the spouse of Mr. Masinton, as to which Mr. Masinton has shared voting and investment power; 500 shares held in an Individual Retirement Account for the benefit of Mr. Masinton as to which Mr. Masinton has sole voting and investment power; and 42,264 shares held in a trust for the benefit of Mr. Masinton as to which Mr. Masinton has sole voting and investment power.  Includes 321 shares held in the name of Mr. Masinton as to which Mr. Masinton has sole voting and investment power.

(16)

Includes 7,700 shares held in a trust for the benefit of Mr. Marsh as to which Mr. Marsh has sole voting and investment power; 9,633 shares held in name of Mr. Marsh as to which Mr. Marsh has sole voting and investment power.

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM - (Proposal No. 2)

The Company engaged KPMG LLP to audit the Company’s financial statements for the fiscal years ended December 31, 2005, 2004 and 2003.  Representatives of KPMG LLP are expected to be present at the Annual Meeting of Shareholders.  They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

The Audit Committee has selected KPMG LLP to be the independent registered public accounting firm for calendar year 2006 and recommends that the shareholders ratify the appointment of the accounting firm.  Although shareholder approval is not required by law, the appointment is submitted by the Audit Committee of the Board of Directors in order to give the shareholders a voice in the designation of auditors.  If the shareholders do not ratify the selection of KPMG LLP, the Audit Committee will review the selection of the independent registered public accounting firm.  Even if the resolution is approved, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if it determines that a change would be in the best interest of the Company and its shareholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

APPROVAL OF THE STOCK PLAN FOR NON-MANAGEMENT DIRECTORS
(Proposal No. 3)

The purpose of this proposal is to seek approval of the Company’s Stock Plan for Non-Management Directors.  In the past the Company has from time to time paid a portion of the annual retainer paid to non-management Directors in stock.  The Company suspended this practice in 2005 when the Company became listed on NASDAQ as a result of NASDAQ rules requiring shareholder approval of such plans.  If approved, this proposal will not increase or decrease the aggregate amount of the annual retainer and meeting fees but will merely resume the practice of paying a portion of such amount in stock rather than cash.  The following discussion sets forth the material terms of the Plan.  The discussion is qualified in its entirety by reference to the complete text of the Plan document as set forth in Appendix A.

General. The purpose of the Plan is to attract and retain the best qualified individuals to serve on the Board of Directors and to align their compensation as members of the Board of Directors with the interest of stockholders of the Company by compensating them with shares of Company common stock.  The Plan enables the Company to pay non-management Directors  a portion of their annual retainer in the form of stock.  As of the date hereof, there are ten non-management Directors of the Company who would be eligible to receive grants under the Plan.

Administration. The plan will be administered by the Compensation Committee of the Board of Directors, which has broad authority to administer and interpret the Plan and its provisions as it deems appropriate, subject to the express provisions of the Plan.  All decisions, determinations and interpretations of the Compensation Committee with respect to the Plan are final and binding.

Eligibility. Any member of the Board of Directors who is not, and during the immediately preceding twelve months has not been, an employee or officer of the Company or any subsidiary of the Company is eligible to participate in the Plan.

Stock Awards. Non-management Directors will receive shares of Company common stock with a fair market value equal to 50% of the total annual retainer and meeting fees to be paid to non-management Directors, provided that a non-management Director may elect to receive 100% of such payments in stock.

Shares Available. The maximum number of shares of the Company’s common stock that can be granted under the Plan is 100,000 shares.  This number is subject to appropriate adjustment in the event of any stock dividends, stock splits, recapitalizations, mergers, consolidations, spin-offs, split-ups, combinations or exchanges of shares of the Company.

Amendment and Termination. The Plan may be amended or terminated by the Board of Directors at any time, provided that no material revision, as defined in the NASDAQ rules may be made without the approval of the stockholders of the Company.

Income Tax Consequences. Awards made under the Plan will give rise to the following tax events for U.S. citizens and residents under current U.S. federal income tax law.  The participant will be treated as receiving taxable compensation in the amount of the fair market value of the shares on the date of the award and the Company will be entitled to a corresponding deduction.

Plan Benefits. Awards under the Plan will be based on the percentage of the annual retainer paid in stock under the Plan.  The actual number of shares received will depend on the fair market value of the Company’s common stock on the date of grant.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE STOCK PLAN FOR NON-MANAGEMENT DIRECTORS.

APPROVAL OF AMENDMENT AND EXTENSION OF THE 2002 STOCK INCENTIVE PLAN
(Proposal No. 4)

In 2003, we asked our shareholders to approve the Enterprise Financial Services Corp 2002 Stock Incentive Plan (the “2002 Plan”).  We are now requesting that our shareholders vote in favor of amendments to the 2002 Plan (i) to extend the term of the Plan from June 30, 2012 to June 30, 2016; (ii) to provide for the addition of 750,000 shares to cover awards under the 2002 Plan through its amended term and (iii) to add certain provisions to assure that awards under the 2002 Plan will continue to qualify as “performance-based compensation” under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), in order to preserve our federal income tax deductions with respect to any annual compensation in excess of $1 million and paid to any of our five most highly compensated executive officers.  We continue to believe firmly that a broad equity-based compensation program is a necessary and powerful employee incentive and retention tool that benefits all of our stockholders, and we also believe that the proposed amendments to the 2002 Plan are in the best interests of our stockholders and the Company.  If the amendment and restatement of the plan is not approved by the shareholders, the Plan will continue in its old form until discontinued by the Company or until its original 750,000 shares have all been exhausted, at which time it will terminate.  The following summary of the amendments to the 2002 Plan is subject to the specific provisions contained in the full text of the 2002 Plan, as amended and restated, set forth in Appendix B.

We are seeking the following amendments to the 2002 Plan:

i.

Extension of the term of the 2002 Plan to June 30, 2016.  The 2002 Plan currently provides that no option may be granted and no stock awarded after June 30, 2012.  Approval of this amendment would extend the expiration of the 2002 Plan by an additional four years, until June 30, 2016.

ii.

The addition of 750,000 shares for awards under the 2002 Plan.  The total number of shares currently authorized for issuance under the 2002 Plan is 750,000.  The Board is recommending the addition of 750,000 shares to the total shares available under the 2002 Plan to enable us to meet our expected annual needs over the next five years.

iii.

Addition of certain provisions to assure continued compliance with Section 162(m).  Section 162(m) of the Code limits the deduction for federal income tax purposes of annual compensation in excess of $1 million paid to any of our five most highly compensated executive officers unless such compensation qualifies as “performance-based income” under Section 162(m).  The 2002 Plan was designed and is intended to meet the requirements of Section 162(m).  While no executive officer of the Company has yet received annual compensation in excess of $1 million, with the expected growth of the Company and the Company’s incentive compensation plans which are intended to foster such growth, it is possible that such compensation level could be reached within the next few years.  The proposed amendment will better assure the deductibility of such compensation if such level is reached.

Purpose of the 2002 Plan
As amended and restated, the 2002 Plan will allow us to make broad-based grants of stock options, restricted stock, stock units and stock appreciation rights, any of which may or may not require the satisfaction of performance objectives, to selected employees through June 30, 2016.  The purpose of these stock awards is to attract and retain talented employees, further align employee and stockholder interests, continue to closely link employee compensation with company performance, and maintain a culture based on employee stock and company ownership.

General Provisions of the 2002 Plan
The purpose of the 2002 Plan is to provide favorable opportunities for officers and other key employees of the Company and its subsidiaries to acquire shares of Common Stock of the Company or to benefit from the appreciation thereof.  Such opportunities should provide an increased incentive for these employees to contribute to the future success and prosperity of the Company, thus enhancing the value of the stock for the benefit of the stockholders, and increase the ability of the Company to attract and retain individuals of exceptional skill upon whom, in large measure, its sustained progress, growth and profitability depend.

Pursuant to the 2002 Plan, options to purchase the Company’s Common Stock (“Options”)and Stock Appreciation Rights may be granted and Restricted Stock may be awarded by the Company.  Options granted under the Plan may be either incentive stock options, as defined in Section 422(b) of the Code, or options which do not meet the requirements of said Section 422(b) of the Code, herein referred to as non-qualified stock options.

The Plan is administered by the Compensation Committee (the “Committee”) consisting of three or more members of the Board of Directors of the Company, each of whom is (i) a “non-employee director” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and (ii) an “outside director” within the meaning of Section 162(m) of the Code.  The Committee has full authority to grant Options and Stock Appreciation Rights, and make Restricted Stock awards, to interpret the Plan and to make such rules and regulations and establish such procedures as it deems appropriate for the administration of the Plan, taking into consideration the recommendations of management.

The Committee, in its sole discretion, may delegate the Committee’s authority and duties under the Plan to the Chief Executive Officer of the Company, or to any other committee to the extent permitted under Delaware law, under such conditions and limitations as the Board off Directors of the Committee may from time to time establish, except that only the Committee may make any determinations regarding awards to participants who are subject to Section 16 of the Exchange Act.

The Committee may, from time to time, select and grant Options and Stock Appreciation Rights to officers (whether or not directors) and other key employees of the Company and its subsidiaries (“optionees”) and award Restricted Stock to officers (whether or not directors) and other key employees of the Company and its subsidiaries and may determine the number of shares subject to each Option or award.

The total number of shares which may be sold or awarded under the 2002 Plan and with respect to which Options, Stock Appreciation Rights, and Restricted Stock may be exercised shall not exceed 1,500,000 shares of the Company’s Common Stock.  The total number of shares which may be sold or awarded under the Plan to any optionee, including shares for which Stock Appreciation Rights may be exercised, may not exceed 25% of such number, as and if adjusted, over the life of the 2002 Plan.

Options granted under the 2002 Plan may be exercised during the period and in accordance with the conditions set forth in the 2002 Plan and the applicable Option Agreement; provided, however, that (i) no option granted under the Plan may be exercisable earlier than the later of (A) one year from the date of grant or (B) the date on which the optionee completes two years of continuous employment with the Company or one or more of its subsidiaries, and (ii) in the event of an optionee’s death, Retirement or Disability (as defined in the Plan), any options held by such optionee shall become exercisable on his or her Retirement date, the date his or her employment terminates on account of Disability or the date of his or her death provided he or she has been in the continuous employment of the Company or one or more of its subsidiaries for at least two years at such time.

Non-qualified stock options and incentive stock options may be exercised regardless of whether other Options granted to the optionee pursuant to the 2002 Plan are outstanding or whether other stock options granted to the optionee pursuant to any other plan are outstanding.

So that awards may qualify under Section 162(m) of the Code, which permits performance-based compensation meeting the requirements established by the IRS to be excluded from the limitation on deductibility of compensation in excess of $1 million paid to certain specified senior executives, the 2002 Plan limits awards to an individual participant over the life of the 2002 Plan to not more than 25% of the total shares that may be awarded under the 2002 Plan.

The Board of Directors of the Company may from time to time amend or revise the terms of the 2002 Plan, or may discontinue the Plan at any time as permitted by law, provided, however, that such amendment shall not without stockholder approval (i) increase the aggregate number of shares with respect to which awards may be made under the Plan; (ii) change the manner of determining the Option Price (other than determining the fair market value of the Common Stock to conform with applicable provisions of the Code or regulations and interpretations thereunder); (iii) extend the term of the Plan or the maximum period during which any Option may be exercised; or (iv) make any other change which, in the absence of stockholder approval, would cause awards granted under the Plan which are then outstanding, or which may be granted in the future, to fail to meet the exemptions provided by Section 162(m) of the Code.  No amendments, revision or discontinuance of the Plan shall, without the consent of an optionee or a recipient of a Restricted Stock award, in any manner adversely affect his or her rights under any Option theretofore granted under the Plan.  For information about options and other rights previously granted under the 2002 Plan, see “Equity Compensation Plans.”

U.S. Tax Consequences
Stock option grants under the 2002 Plan may be intended to qualify as incentive stock options under Section 422 of the Code or may be non-qualified stock options governed by Section 83 of the Code.  Generally, no federal income tax is payable by a participant under the grant of a stock option and no deduction is taken by the Company.  Under current tax laws, if a participant exercises a non-qualified stock option, he or she will have taxable income equal to the difference between the market price of the common stock on the exercise date and the stock option grant price.  We will be entitled to a corresponding deduction on our income tax return.  A participant will have no taxable income upon exercising an incentive stock option after the applicable holding periods have been satisfied (except that alternative minimum tax may apply), and we will receive no deduction when an incentive s tock option is exercised.  The treatment for a participant of a disposition of shares acquired through the exercise of an option depends on how long the shares were held and on whether the shares were acquired by exercising an incentive stock option or a non-qualified stock option.  We may be entitled to a deduction in the case of a disposition of shares acquired under an incentive stock option before the applicable holding periods have been satisfied.

Restricted stock is also governed by Section 83 of the Code.  Generally, no taxes are due when the award is initially made, but the award becomes taxable when it is no longer subject to a “substantial risk of forfeiture” (i.e., becomes vested or transferable).  Income tax is paid on the value of the stock or units at ordinary rates when the restrictions lapse, and then at capital gain rates when the shares are sold.

The American Jobs Creation Act of 2002 added Section 409A to the Code, generally effective January 1, 2005.  The IRS has so far issued only limited guidance on the interpretation of this new law.  Section 409A covers most programs that defer the receipt of compensation to a succeeding year.  It provides strict rules for elections to defer (if any) and for timing of payouts.  There are significant penalties placed on the individual employee for failure to comply with Section 409A.  However, it does not impact our ability to deduct deferred compensation.

Section 409A does not apply to incentive stock options, non-qualified stock options (that are not discounted) and restricted stock (provided there is no deferral of income beyond the vesting date).  Section 409A also does not cover stock appreciation right plans if the stock appreciation rights are issued by a public company on its traded stock, the exercise price is never less than the fair market value of the underlying stock on the date of grant, the rights are settled in such stock and no features defer the recognition of income beyond the exercise date.

Section 409A does apply to restricted stock units, performance units and performance shares.  Grants under such plans will continue to be taxed at vesting but will be subject to new limits on plan terms governing when vesting may occur.

As described above, awards granted under the 2002 Plan may qualify as “performance-based compensation” under Section 162(m) of the Code in order to preserve our federal income tax deductions with respect to annual compensation required to be taken into account under Section 162(m) that is in excess of $1 million and paid to one of our five most highly compensated executive officers.  To so qualify, options and other awards must be granted under the 2002 Plan by a committee consisting solely of two or more “outside directors” (as defined under Section 162 of the regulations) and satisfy the 2002 Plan’s limit on the total number of shares that may be awarded to any one participant during any calendar year.  In addition, for awards other than options to qualify, the grant, issuance, vesting or retention of the award must be contingent upon satisfying one or more of the performance criteria, as established and certified by a committee consisting solely of two or more “outside directors.”

For discussion of our executive compensation philosophy, see the “Compensation Committee Report.”

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF AMENDMENT AND EXTENSION OF THE ENTERPRISE FINANCIAL SERVICES CORP 2002 STOCK INCENTIVE PLAN.

APPROVAL OF THE ANNUAL INCENTIVE PLAN – (Proposal No. 5)

The purpose of this proposal is to seek stockholder approval of the Company’s Annual Incentive Plan (the “Plan”), which provides annual cash awards of performance-based compensation to key employees.  The Plan is being submitted to stockholders for approval in accordance with Section 162(m) of the Internal Revenue Code of 1986, as amended, which imposes limits on the Company’s ability to deduct compensation in excess of $1 million per year paid to the executive officers listed in the Summary Compensation Table, unless certain requirements are met.  Under Section 162(m) the Plan must be disclosed to and approved by a majority of stockholders at least every five years.  While no executive officer of the Company has yet received compensation in excess of $1 million per year, with the Company’s growth and incentive compensation plans that are intended to foster such growth, it is possible that such compensation level could be reached within the next few years.  Accordingly, the following discussion sets forth the material terms of the Plan under which the Company has paid and proposes to pay performance-based annual incentive awards to certain executive officers.  The discussion is qualified in its entirety by reference to the complete text of the Plan document as set forth in Appendix C.

If the Plan is not approved by the stockholders, the Company’s Compensation Committee may consider other terms for incentive compensation awards whether or not they qualify for deduction under Section 162(m).

GENERAL -- The purpose of the Plan is to provide an annual incentive whereby a significant portion of an executive’s total annual cash compensation is based on his or her efforts in achieving specified performance objections established for a given fiscal year.  The plan is designed to attract, motivate and retain key executives on a competitive basis in which total cash compensation levels are closely linked with accomplishment of the Company’s financial and strategic objectives.

ADMINISTRATION -- The Plan is administered by the Compensation Committee of the Board of Directors (the “Committee”), which has broad authority to administer and interpret the Plan and its provisions as it deems appropriate.  The Committee’s powers include authority, within the limitations set forth in the Plan, to select the persons to be granted awards, to determine the time when awards will be granted, to determine whether objectives and conditions for earning awards have been met, and to determine whether an award or payment of an award should be reduced or eliminated.

ELIGIBILITY -- Participation in the Plan is limited to executive officers of the Company as designated by the Committee.  It is anticipated that approximately six individuals, including the Company’s Chief Executive Officer, will receive awards under the Plan.

ANNUAL INCENTIVE AWARDS -- Participants are eligible to receive annual cash incentive awards based on the attainment of specified performance objectives as determined in advance by the Committee.  Actual incentive awards are determined by the Committee as soon as practical after the end of the fiscal year.

SPECIAL PROVISIONS FOR “COVERED EMPLOYEES” -- The following provisions are designated to preserve the Company’s tax deduction with respect to awards paid to “covered employees,” as specifically defined below.

Covered Employees
A covered employee is defined as any executive officer of the Company whom the Committee designates as a participant for a given fiscal year.

Performance Criteria
Annual incentive awards payable under the Plan to covered employees are to be based solely on one or more of the following performance criteria:  (a) cash flow; (b) earnings per share; (c) earnings before interest, taxes and amortization; (d) return on equity or tangible equity; (e) total stockholder return; (f) share price performance; (g) return on capital; (h) return on assets or tangible assets; (i) revenue; (j) income or net income; (k) operating income or net operating income; (l) operating profit or net operating profit; (m) operating margin or profit margin; (n) return on operating revenue; (o) return on invested capital; (p) market segment share; (q) customer satisfaction; (r) asset quality or (s) growth in loans and/or deposits.  Performance objectives may be established separately for the Company as a whole or for its various groups, subsidiaries and affiliates.  Each of these performance criteria are to be specifically defined in advance by the Committee, and may include or exclude specified items of an unusual or nonrecurring nature.

Maximum Compensation
The maximum annual incentive award payable under the Plan to a covered employee is not to exceed one million dollars for any given fiscal year.

Discretion
No awards are to be paid to a covered employee if the applicable performance criteria are not achieved for a given fiscal year.  Under no circumstances may the Committee use discretion to increase an annual incentive award payable to a covered employee.

AMENDMENT AND TERMINATION -- The Committee is empowered to amend or terminate the Plan at any time, except that no amendment is to be made without prior approval of the Company’s stockholders which would materially:  (1) modify the Plan’s eligibility requirements; (2) change the performance criteria applicable to covered employees; or (3) increase the maximum amount per year which may be paid to covered employees.

PLAN BENEFITS -- Awards under the Plan will be based on the Company’s future performance and are therefore not presently determinable.  The benefits paid under the Plan to the covered executives for 2005 is shown in the Summary Compensation Table.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE ANNUAL INCENTIVE PLAN.

SECTION 16 (a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires directors, certain officers and all persons who beneficially own more than 10 percent of our Common Stock file reports with the Securities and Exchange Commission with respect to beneficial ownership of our Securities.  We have adopted procedures to assist our directors and executive officers in complying with the Section 16(a) filings.

Based solely upon our review of the copies of the filings that we received with respect to the fiscal year ended December 31, 2005, or written representations from certain reporting persons, we believe that all reporting persons except Mr. McKee made all filings required by Section 16(a) in a timely manner.  Mr. McKee failed to file a Form 4 reporting purchases of Company shares.  Mr. McKee has since filed the required Form 4.

PROPOSALS OF STOCKHOLDERS

Shareholders are entitled to present proposals for action at a forthcoming Shareholders’ meeting if they comply with the requirements of the SEC proxy rules.  Any proposals intended to be presented at the 2007 Annual Meeting of Shareholders of the Company must be received at the Company’s principal office at 150 N. Meramec, Clayton, Missouri 63105 on or before December 1, 2006 in order to be considered for inclusion in the Company’s proxy statement and form of proxy relating to such meeting.

OTHER MATTERS

As of the date of this Proxy Statement, the Board of Directors of the Company does not intend to present, nor has it been informed that other persons intend to present, any matters for action at the Annual Meeting, other than those specifically referred to herein.  If, however, any other matters should properly come before the Annual Meeting, it is the intention of the persons named on the Proxy Card to vote the shares represented thereby in accordance with their judgement as to the best interests of the Company on such matters.

ADDITIONAL INFORMATION

The Company’s Internet website is www.enterprisebank.com.  We make available free of charge on or through our website, various reports that we file with or furnish to the Securities and Exchange Commission (“SEC”), including our annual reports, quarterly reports, current reports and proxy statements.  These reports are made available as soon as reasonably practicable after they are filed with or furnished to the SEC.

By Order of the Board of Directors,

Karen K. Sher, Secretary

APPENDIX A

ENTERPRISE FINANCIAL SERVICES CORP
STOCK PLAN FOR NON-MANAGEMENT DIRECTORS

          Purpose.  The purpose of this Plan is to attract and retain the best qualified individuals to serve on the Board and to align their compensation as members of the Board with the interests of stockholders of the Company by compensating them with Shares as described herein.

Definitions. As used in the Plan, the following terms shall have the respective meanings:

“Award” means a grant of a right to receive Shares.

“Board” means the Board of Directors of the Company.

“Committee” means the Compensation Committee of the Board or any other committee composed entirely of Non-Management Directors as designated by the Board.

“Company” means Enterprise Financial Services Corp, a Delaware corporation.

“Fair Market Value” as of any date means the closing price of the Shares on the applicable date as reported in the National Association of Securities Dealers, Inc. Automated Quotation System or on the principal national securities exchange on which the Shares are then listed for trading.

“Fees” means all retainer or meeting fees payable in cash to a Non-Employee Director in his or her capacity as a Director. Fees shall not include any expenses paid directly or through reimbursement.

“Material Amendment” shall have the meaning ascribed thereto by the corporate governance standards of the NASDAQ Stock Market, Inc.

“Non-Management Director” means a member of the Board who is not, and during the immediately preceding twelve months has not been, an employee or officer of the Company or any subsidiary of the Company.

“Plan” means this Enterprise Financial Services Corp Restricted Stock Plan for Non-Management Directors, as amended from time to time.

“Share Portion” shall mean 50% of the total annual Fees paid or payable to a Non-Management Director in any calendar year, or 100% of such Fees if a Non-Management Director elects to receive all, but not less than all, such Fees in Shares.  A Non-Management Director may elect to receive all Fees in Shares by filing a written notice with the Secretary of the Company on or before June 30 of the applicable year.  Any such election shall continue in effect from year to year until revoked by the Non-Management Director.`

“Shares” means shares of common stock of the Company, $0.01 par value per share.

          Eligibility.  Only Non-Management Directors shall participate in the Plan.

          Administration.  The Plan shall be administered by the Committee. A majority of the Committee shall constitute a quorum at any meeting of the Committee and all determinations of the Committee shall be made by a majority of its members. Any determination of the Committee under the Plan may be made without notice of a meeting of the Committee by a written consent signed by all members of the Committee. Subject to the express provisions of the Plan, the Committee shall be authorized and empowered to do all things necessary or desirable in connection with the administration of the Plan. All decisions, determinations and interpretations by the Committee or the Board regarding the Plan shall be final and binding on all current or former Directors of the Company and their beneficiaries, heirs, successors and assigns.

The Committee or the Board, as applicable, shall consider such factors as it deems relevant, in its sole and absolute discretion, to making such decisions, determinations and interpretations. No member of the Committee shall be personally liable for any action or determination made in good faith with respect to the Plan or to any settlement of any dispute between a Non-Management Director and the Company.

          Restricted Stock Awards.  Effective as of April 19, 2006, each Non-Management Director shall be awarded Shares (the “Awarded Shares”) with a Fair Market Value equal to the Share Portion as of the date the applicable Fees are payable.  No fractional Shares shall be issuable, and in lieu thereof cash shall be paid equal to the fractional share times the Fair Market Value on the applicable date.

          Maximum Number of Shares. The maximum number of Shares which may be awarded pursuant to this Plan is 100,000. This number shall be appropriately adjusted by the Committee in the event of any stock dividends, stock splits, recapitalizations, mergers, consolidations, spin-offs, split-offs, split-ups, combinations or exchanges of Shares. The determination of the Committee regarding any such adjustment shall be conclusive.

          Amendment and Termination. The Plan may be amended or terminated by the Board at any time, provided, however, that no Material Amendment may be made without the approval of the stockholders of the Company.

          Effectiveness of the Plan. The Plan must be approved by both the stockholders of the Company and the Board. It will become effective, and grants may be made under this Plan, on the date of the meeting at which stockholder approval is obtained.

          No Rights as Stockholder Until Holder. Neither the recipient of an Award under the Plan nor his or her successors in interest shall have any rights as a stockholder of the Company with respect to any Shares subject to an Award granted to such person until such person becomes a holder of record of such Shares.

          Restrictions on Issue of Shares. Notwithstanding anything in this Plan to the contrary, the Company may delay the issuance of Shares covered by any Award and the delivery of a certificate for such Shares until one of the following conditions shall be satisfied:

The Shares to be issued pursuant to an Award are at the time of the issue of such Shares by the Company effectively registered under applicable federal securities laws now in force or hereafter amended; or

Counsel for the Company shall have given an opinion, which opinion shall not be unreasonably conditioned or withheld, that such Shares are exempt from registration under applicable federal securities laws now in force or hereafter amended.

          Purchase for Investment. Unless the Shares to be issued pursuant to an Award have been effectively registered under the Securities Act of 1933 as now in force or hereafter amended, the Company shall be under no obligation to issue any Shares covered by any Award unless the person or persons to whom the Shares are to be issued, in whole or in part, shall give a written representation and undertaking to the Company, which is satisfactory in form and scope to counsel to the Company and upon which, in the opinion of such counsel, the Company may reasonably rely, that he or she is acquiring the Shares issued or transferred to him or her for his or her own account as an investment and not with a view to, or for sale in connection with, the distribution of any such Shares, and that he or she will make no transfer of the same except in compliance with any rules and regulations in force at the time of such transfer under the Securities Act of 1933, or any other applicable law, and that if Shares are issued or transferred without such registration, a restrictive legend to this effect may be placed upon the certificates representing the Shares.

          Expenses of the Plan. All costs and expenses of the adoption and administration of the Plan shall be borne by the Company and none of such expenses shall be charged to any director.

          Miscellaneous.  Nothing contained herein shall entitle a Non-Management Director to continue in office or limit the authority of the Nominating and Corporate Governance Committee to recommend that any Non-Management Director should no longer serve as a member of the Board.

The Shares awarded under the Plan shall be issued out of treasury Shares or authorized but unissued Shares.

The plan shall be construed and administered in accordance with the laws of the State of Missouri without regard to the principles of conflicts of law which might otherwise apply.

Approved by the Board of Directors on the 28th day of February, 2006, subject to approval of the stockholders of the Company on the 19th day of April, 2006.

Appendix B

ENTERPRISE FINANCIAL SERVICES CORP
2002 STOCK INCENTIVE PLAN

As Amended and Restated, Effective April 19, 2006

          PURPOSE. The purpose of the 2002 Stock Incentive Plan (the “Plan”) is to provide favorable opportunities for officers and other key employees of Enterprise Financial Services Corp (the “Company”) and its subsidiaries to acquire shares of Common Stock of the Company or to benefit from the appreciation thereof. Such opportunities should provide an increased incentive for these employees to contribute to the future success and prosperity of the Company, thus enhancing the value of the stock for the benefit of the stockholders, and increase the ability of the Company to attract and retain individuals of exceptional skill upon whom, in large measure, its sustained progress, growth and profitability depend.

Pursuant to the Plan, options to purchase the Company’s Common Stock (“Options”) and Stock Appreciation Rights may be granted and Restricted Stock may be awarded by the Company. Options granted under the Plan may be either incentive stock options, as defined in Section 422(b) of the Internal Revenue Code of 1986, as amended (the “Code”), or options which do not meet the requirements of said Section 422(b) of the Code, herein referred to as non-qualified stock options.

It is intended, except as otherwise provided herein, that incentive stock options may be granted under the Plan and that such incentive stock options shall conform to the requirements of Sections 422 and 424 of the Code and to the provisions of this Plan and shall otherwise be as determined by the Committee (as hereinafter defined) and, to the extent provided in the last sentence of Section 2 hereof, approved by the Board of Directors. The terms “subsidiaries” and “subsidiary corporation” shall have the meanings given to them by Section 424 of the Code. All section references to the Code in this Plan are intended to include any amendments or substitutions thereof or subsequent to the adoption of the Plan.

          ADMINISTRATION. The Plan shall be administered by the Compensation Committee (the “Committee”) consisting of three or more members of the Board of Directors of the Company, each of whom shall be (i) a “non-employee director” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and (ii) an “outside director” within the meaning of Section 162(m) of the Code. The Committee shall have full authority to grant Options and Stock Appreciation Rights, and make Restricted Stock awards, to interpret the Plan and to make such rules and regulations and establish such procedures as it deems appropriate for the administration of the Plan, taking into consideration the recommendations of management. The decisions of the Committee shall be binding and conclusive for all purposes and upon all persons unless and except to the extent that the Board of Directors of the Company shall have previously directed that all or specified types of decisions of the Committee shall be subject to approval by the Board of Directors. Notwithstanding the foregoing and anything else in the Plan to the contrary, the Committee, in its sole discretion, may delegate the Committee’s authority and duties under the Plan to the Chief Executive Officer of the Company, or to any other committee to the extent permitted under Delaware law, under such conditions and limitations as the Board of Directors or the Committee may from time to time establish, except that only the Committee may make any determinations regarding awards to participants who are subject to Section 16 of the Exchange Act.

          NUMBER OF SHARES. The total number of shares which may be sold or awarded under the Plan and with respect to which Options, Stock Appreciation Rights, and Restricted Stock may be exercised shall not exceed ~~750,000~~ 1,500,000 shares of the Company’s Common Stock. The total number of shares which may be sold or awarded under the Plan to any optionee (hereinafter defined), including shares for which Stock Appreciation Rights may be exercised, shall not exceed 25% of such number, as and if adjusted, over the life of the Plan. The shares may be authorized and unissued or issued and reacquired shares, as the Board of Directors from time to time may determine. Shares with respect to which Options or Stock Appreciation Rights are not exercised prior to termination of the Option and shares that are part of a Restricted Stock award which are forfeited before the restrictions lapse shall be available for Options and Stock Appreciation Rights thereafter granted and for Restricted Stock thereafter awarded under the Plan, to the fullest extent permitted by Rule 16b-3 under the Exchange Act (if applicable at the time)

          PARTICIPATION. The Committee may, from time to time, select and grant Options and Stock Appreciation Rights to officers (whether or not directors) and other key employees of the Company and its subsidiaries (“optionees”) and award Restricted Stock to officers (whether or not directors) and other key employees of the Company and its subsidiaries and shall determine the number of shares subject to each Option or award.

          TERMS AND CONDITIONS OF OPTIONS. The terms and conditions of each Option and each Stock Appreciation Right shall be set forth in an agreement or agreements between the Company and the optionee. Such terms and conditions shall include the following as well as such other provisions, not inconsistent with the Plan, as may be deemed advisable by the Committee:

          NUMBER OF SHARES. The number of shares subject to the Option.

          OPTION PRICE. The option price per share (the “Option Price”), which shall not be less than 100% of the fair market value of the Company’s Common Stock on the date the Option is granted. Fair market value shall be deemed to be the mean between the highest and lowest sale prices of the Common Stock reported on the date the Option is granted.

          DATE OF GRANT. Subject to previous directions of the Board of Directors pursuant to the third sentence of Section 2, the date of grant of an Option shall be the date when the Committee meets and awards such Option.

          PAYMENT. The Option Price multiplied by the number of shares to be purchased by exercise of the Option shall be paid upon the exercise thereof. Unless the terms of an Option provide to the contrary, upon exercise, the aggregate Option Price shall be payable by delivering to the Company (i) cash equal to such aggregate Option Price, (ii) shares of the Company’s Common Stock owned by the grantee having a fair market value on the day the Company’s Common Stock is quoted immediately preceding the date of exercise (determined in accordance with Section 5(b) or as otherwise permitted by the Committee) at least equal to such aggregate Option Price, (iii) a combination of any of the above methods which total to such aggregate Option Price, or (iv) any other form of consideration which has been approved by the Committee, including under any approved cashless exercise mechanism; and payment of such aggregate Option Price by any such means shall be made and received by the Company prior to the delivery of the shares as to which the Option was exercised. The right to deliver in full or partial payment of such Option Price any consideration other than cash shall be limited to such frequency as the Committee shall determine in its absolute discretion. A holder of an Option shall have none of the rights of a stockholder until the shares are issued to him or her; provided that if an optionee exercises an Option and the appropriate purchase price is received by the Company in accordance with this Section 5(d) prior to any dividend record date, such optionee shall be entitled to receive the dividends which would be paid on the shares subject to such exercise if such shares were outstanding on such record date.

          TERM OF OPTIONS.  Each Option granted pursuant to the Plan shall be for the term specified in the applicable option agreement (the “Option Agreement”) subject to earlier termination in all cases as provided in paragraph (g) of this Section.

          EXERCISE OF OPTION. Options granted under the Plan may be exercised during the period and in accordance with the conditions set forth in the Plan and the applicable Option Agreement; provided, however, that (i) no option granted under the Plan may be exercisable earlier than the later of (A) one year from the date of grant or (B) the date on which the optionee completes two years of continuous employment with the Company or one or more of its subsidiaries, and (ii) in the event of an optionee’s death, Retirement (as defined below) or Disability (as defined below), any options held by such optionee shall become exercisable on his or her Retirement date, the date his or her employment terminates on account of Disability or the date of his or her death provided he or she has been in the continuous employment of the Company or one or more of its subsidiaries for at least two years at such time. No Option may be exercised after it is terminated as provided in paragraph (g) of this Section, and no Option may be exercised unless the optionee is then employed by the Company or any of its subsidiaries and shall have been continuously employed by the Company or one or more of such subsidiaries since the date of the grant of his or her Option, except as provided in paragraph (g) of this Section, and in the case of the optionee’s Retirement or Disability (in which case the optionee may exercise the Option to the extent he or she was entitled to exercise it at the time of such termination or such shorter period as may be provided in the Option Agreement) or death (in which case the Option may be exercised by the optionee’s legal representative or legatee or such other person designated by an appropriate court as the person entitled to exercise such Option to  the extent the optionee was entitled to exercise it at the time of his or her death) . As used herein, “Retirement” shall mean termination of the optionee’s full-time employment on or after the earliest retirement age under any qualified retirement plan of the Company or its subsidiaries which covers the optionee, or age 62 with 5 continuous years of such employment if there is no such plan and “Disability” shall mean termination of the optionee’s full-time employment for reason of disability for purposes of at least one qualified retirement plan or long term disability plan maintained by the Company or its subsidiaries in which the optionee participates. Non-qualified stock options and incentive stock options may be exercised regardless of whether other Options granted to the optionee pursuant to the Plan are outstanding or whether other stock options granted to the optionee pursuant to any other plan are outstanding.

          TERMINATION OF OPTIONS. An Option, to the extent not validly exercised, shall terminate upon the occurrence of the first of the following events:

On the date specified in the Option Agreement;

30 days after termination by the Company or one of its subsidiaries of the optionee’s employment for any reason other than in the case of death, Retirement, Disability or deliberate gross misconduct, determined in the sole discretion of the Committee, during which 30 day period the Option may be exercised by the optionee to the extent the optionee was entitled to exercise it at the time of such termination;

Concurrently with the time of termination by the Company or one of its subsidiaries of the optionee’s employment for deliberate gross misconduct, determined in the sole discretion of the Committee (for purposes only of this subparagraph (iii) an Option shall be deemed to be exercised when the optionee has received the stock certificate (or valid instructions in the case ~~in~~ of the delivery of uncertificated shares) representing the shares for which the Option was exercised) ; or

Concurrently with the time of termination by the employee of his or her employment with the Company or one of its subsidiaries for reasons other than Retirement, Disability or death.  Notwithstanding the above, no Option shall be exercisable after termination of employment unless the optionee shall have, during the entire time period in which his or her Options are exercisable, (a) made himself or herself available, if so requested by the Company, at reasonable times and upon a reasonable basis to consult with, supply information to, and otherwise cooperate with, the Company and (b) refrained from engaging in deliberate action which, as determined by the Committee, causes substantial harm to the interests of the Company or, if occurring before termination of employment, would have otherwise constituted deliberate gross misconduct for purposes of Section 5(g)(iii). If these conditions are not fulfilled, the optionee shall forfeit all rights to any unexercised Option as of the date of the breach of the condition.

          NON-TRANSFERABILITY OF OPTIONS AND STOCK APPRECIATION RIGHTS.  Options and Stock Appreciation Rights shall not be transferable by the optionee other than by will or the laws of descent and distribution, and Options and Stock Appreciation Rights shall during his or her lifetime be exercisable only by the optionee; PROVIDED, HOWEVER, that the Committee may, in its sole discretion, allow for transfer of Options (other than incentive stock options, unless such transferability would not adversely affect incentive stock option tax treatment) to other persons or entities, subject to such conditions or limitations as it may establish to ensure that transactions with respect to Options intended to be exempt from Section 16(b) of the Exchange Act pursuant to Rule 16b-3 under the Exchange Act do not fail to maintain such exemption as a result of the Committee causing Options to be transferrable, or for other purposes; PROVIDED FURTHER, HOWEVER, that for any Option that is transferred, other than by the laws of descent and distribution, any related Stock Appreciation Right shall be extinguished.

          APPLICABLE LAWS OR REGULATIONS. The Company’s obligation to sell and deliver stock under the Option is subject to such compliance as the Company deems necessary or advisable with federal and state laws, rules and regulations.

          LIMITATIONS ON INCENTIVE STOCK OPTIONS. To the extent that the aggregate fair market value of the Company’s Common Stock, determined at the time of grant in accordance with the provisions of Section 5(b), with respect to which incentive stock options granted under this or any other Plan of the Company are exercisable for the first time by an optionee during any calendar year exceeds $100,000, or such other amount as may be permitted under the Code, such excess shall be considered non-qualified stock options.

Notwithstanding anything in the Plan to the contrary, any incentive stock option granted to any individual who, at the time of grant, is the owner, directly or indirectly, of stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any subsidiary thereof, shall (i) have a term not exceeding five years from the date of grant and (ii) shall have an option price per share of not less than 110% of the fair market value of the Company’s Common Stock on the date the incentive stock option is granted (determined in accordance with the last sentence of Section 5(b)).

          STOCK APPRECIATION RIGHTS.  The Committee may, in its sole discretion, from time to time grant Stock Appreciation Rights to certain optionees in connection with any Option granted under this Plan. Stock Appreciation Rights may be granted either at the time of the grant of an Option under the Plan or at any time thereafter during the term of the Option. Stock Appreciation Rights may be granted with respect to all or part of the stock under a particular Option.

Stock Appreciation Rights shall entitle the holder of the related Option, upon exercise, in whole or in part, of the Stock Appreciation Rights, to receive payment in the amount and form determined pursuant to subparagraph (ii) of paragraph (c) of this Section 6. Stock Appreciation Rights may be exercised only to the extent that the related Option has not been exercised. The exercise of Stock Appreciation Rights shall result in a pro rata surrender of the related Option to the extent that the Stock Appreciation Rights have been exercised.

Stock Appreciation Rights shall be subject to such terms and conditions which are not inconsistent with the Plan as shall from time to time be approved by the Committee and reflected in the applicable Option Agreement (or in a separate document, which shall be considered for purposes of the Plan to be incorporated into and part of the applicable Option Agreement), and to the following terms and conditions.

Stock Appreciation Rights shall be exercisable at such time or times and to the extent, but only to the extent, that the Option to which they relate shall be exercisable.

Upon exercise of Stock Appreciation Rights, the holder thereof shall be entitled to elect to receive therefor payment in the form of shares of the Company’s Common Stock (rounded down to the next whole number so no fractional shares are issued), cash or any combination thereof in an amount equal in value to the difference between the Option Price per share and the fair market value per share of Common Stock on the date of exercise multiplied by the number of shares in respect of which the Stock Appreciation Rights shall have been exercised, subject to any limitation on such amount which the Committee may in its discretion impose. The fair market value of Common Stock shall be deemed to be the mean between the highest and lowest sale prices of the Common Stock reported on the date the Stock Appreciation Right is exercised or if no transaction occurred on such date, then on the last preceding day on which a transaction did take place.

Any exercise of Stock Appreciation Rights by an officer or director subject to Section 16(b) of the Exchange Act, as well as any election by such officer or director as to the form of payment of Stock Appreciation Rights (Common Stock, cash or any combination thereof), shall be made during the ten-day period beginning on the third business day following the release for publication of any quarterly or annual statement of sales and earnings by the Company and ending on the twelfth business day following the date of such release (“window period”) . In the event that such a director or officer exercises a Stock Appreciation Right for cash or stock pursuant to this Section 6 during a “window period”, the day on which such right is effectively exercised shall be that day, if any, during such “window period” which is designated by the Committee in its discretion for all such exercises by such individuals during such period. If no such day is designated, the day of effective exercise shall be determined in accordance with normal administrative practices of the Plan.

To the extent that Stock Appreciation Rights shall be exercised, the Option in connection with which such Stock Appreciation Rights shall have been granted shall be deemed to have been exercised for the purpose of the maximum limitations set forth in the Plan under which such Options shall have been granted. Any shares of Common Stock which are not purchased due to the surrender in whole or in part of an Option pursuant to this Section 6 shall not be available for granting further Options under the Plan.

          RESTRICTED STOCK PERFORMANCE AWARDS. The Committee may, in its sole discretion, from time to time, make awards of shares of the Company’s Common Stock or awards of units representing shares of the Company’s Common Stock, up to ~~750,000~~ 1,500,000 shares in the aggregate, to such officers and other key employees of the Company and its subsidiaries in such quantity, and on such terms, conditions and restrictions (whether based on performance standards, periods of service or otherwise) as the Committee shall establish (“Restricted Stock”). The terms, conditions and restrictions of any Restricted Stock award made under this Plan shall be set forth in an agreement or agreements between the Company and the recipient of the award.

Notwithstanding anything to the contrary herein, the performance criteria for any Restricted Stock that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code shall be measured based on one or more Qualifying Performance Criteria selected by the Committee and specified at the time the award or grant of Restricted Stock is made.

          ISSUANCE OF RESTRICTED STOCK. The Committee shall determine the manner in which Restricted Stock shall be held during the period it is subject to restrictions.

          STOCKHOLDER RIGHTS. Beginning on the date of grant of the Restricted Stock award and subject to the execution of the award agreement by the recipient of the award and subject to the terms, conditions and restrictions of the award agreement, the Committee shall determine to what extent the recipient of the award has the rights of a stockholder of the Company including, but not limited to, whether the employee receiving the award has the right to vote the shares or to receive dividends or dividend equivalents.

          RESTRICTION ON TRANSFERABILITY. None of the shares or units of a Restricted Stock award may be assigned or transferred, pledged or sold prior to their delivery to a recipient or, in the case of a recipient’s death, to the recipient’s legal representative or legatee or such other person designated by an appropriate court; provided, however, that the Committee may, in its sole discretion, allow for transfer of shares or units of a Restricted Stock Award to other persons or entities.

          DELIVERY OF SHARES. Upon the satisfaction of the terms, conditions and restrictions contained in the Restricted Stock award agreement or the release from the terms, conditions and restrictions of a Restricted Stock award agreement, as determined by the Committee, the Company shall deliver, as soon as practicable, to the recipient of the award (or permitted transferee), or in the case of his or her death to his or her legal representative or legatee or such other person designated by an appropriate court, a stock certificate (or proper crediting in uncertificated shares) for the appropriate number of shares of the Company’s Common Stock, free of all such restrictions, except for any restrictions that may be imposed by law.

          FORFEITURE OF RESTRICTED STOCK. Subject to Section 7(f), all of the restricted shares or units with respect to a Restricted Stock award shall be forfeited and all rights of the recipient with respect to such restricted shares or units shall terminate unless the recipient continues to be employed by the Company or its subsidiaries until the expiration of the forfeiture period and the satisfaction of any other conditions set forth in the award agreement.

          WAIVER OF FORFEITURE PERIOD. Notwithstanding any other provisions of the Plan, the Committee may, in its sole discretion, waive the forfeiture period and any other conditions set forth in any award agreement under certain circumstances (including the death, Disability or Retirement of the recipient of the award or a material change in circumstances arising after the date of an award) and subject to such terms and conditions (including forfeiture of a proportionate number of the restricted shares) as the Committee shall deem appropriate.

          ADJUSTMENT IN EVENT OF CHANGE IN STOCK. Subject to Section 9, in the event of a stock split, stock dividend, cash dividend (other than a regular cash dividend), combination of shares, merger, or other relevant change in the Company’s capitalization, the Committee shall, subject to the approval of the Board of Directors, appropriately adjust the number and kind of shares available for issuance under the Plan, the number, kind and Option Price of shares subject to outstanding Options and Stock Appreciation Rights and the number and kind of shares subject to outstanding Restricted Stock awards; provided, however, that to the extent permitted in the case of incentive stock options by Sections 422 and 424 of the Code, in the event that the outstanding shares of Common Stock of the Company are increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation, through reorganization, merger, consolidation, liquidation, recapitalization, reclassification, stock split-up, combination of shares or dividend, appropriate adjustment in the number and kind of shares as to which Options may be granted and as to which Options or portions thereof then unexercised shall be exercisable, and in the Option Price thereof, shall be made to the end that the proportionate number of shares or other securities as to which Options may be granted and the optionee’s proportionate interests under outstanding Options shall be maintained as before the occurrence of such event; provided, that any such adjustment in shares subject to outstanding Options (including any adjustments in the Option Price) shall be made in such manner as not to constitute a modification as defined by subsection (h)(3) of Section 424 of the Code; and provided, further, that, in the event of an adjustment in the number or kind of shares under a Restricted Stock award pursuant to this Section 8, any new shares or units issued to a recipient of a Restricted Stock award shall be subject to the same terms, conditions and restrictions as the underlying Restricted Stock award for which the adjustment was made.

EFFECT OF A CHANGE OF CONTROL.
For purposes of this Section 9, “Change of Control” shall, unless the Board of Directors of the Company otherwise directs by resolution adopted prior thereto or, in the case of a particular award, the applicable award agreement states otherwise, be deemed to occur if (i) any “person” (as that term is used in Sections 13 and 14(d)(2) of the Exchange Act) other than a Permitted Holder (as defined below) is or becomes the beneficial owner (as that term is used in Section 13(d) of the Exchange Act), directly or indirectly, of 50% or more of either the outstanding shares of Common Stock or the combined voting power of the Company’s then outstanding voting securities entitled to vote generally, (ii) during any period of two consecutive years, individuals who constitute the Board of Directors of the Company at the beginning of such period cease for any reason to constitute at least a majority thereof, unless the election or the nomination for election by the Company’s stockholders of each new director was approved by a vote of at least three-quarters of the directors then still in office who were directors at the beginning of the period or (iii) the Company undergoes a liquidation or dissolution or a sale of all or substantially all of the assets of the Company. No merger, consolidation or corporate reorganization in which the owners of the combined voting power of the Company’s then outstanding voting securities entitled to vote generally prior to said combination, own 50% or more of the resulting entity’s outstanding voting securities shall, by itself, be considered a Change in Control. As used herein, “Permitted Holder” means (i) the Company, (ii) any corporation, partnership, trust or other entity controlled by the Company and (iii) any employee benefit plan (or related trust) sponsored or maintained by the Company or any such controlled entity.

          Except to the extent reflected in a particular award agreement, in the event of a Change of Control:

notwithstanding any vesting schedule, or any other limitation on exercise or vesting, with respect to an award of Options, Stock Appreciation Rights or Restricted Stock, such Options or Stock Appreciation Rights shall become immediately exercisable with respect to 100 percent of the shares subject thereto, and the restrictions shall expire immediately with respect to 100 percent of such Restricted Stock award; and

the Committee may, in its discretion and upon at least 10 days advance notice to the affected persons, cancel any outstanding Options, Stock Appreciation Rights or Restricted Stock awards and pay to the holders thereof, in cash, the value of such awards based upon the highest price per share of Company Common Stock received or to be received by other stockholders of the Company in connection with the Change of Control.

          AMENDMENT AND DISCONTINUANCE. The Board of Directors of the Company may from time to time amend or revise the terms of the Plan, or may discontinue the Plan at any time as permitted by law, provided, however, that such amendment shall not (except as provided in Section 8), without further approval of the stockholders, (i) increase the aggregate number of shares with respect to which awards may be made under the Plan; (ii) change the manner of determining the Option Price (other than determining the fair market value of the Common Stock to conform with applicable provisions of the Code or regulations and interpretations thereunder); (iii) extend the term of the Plan or the maximum period during which any Option may be exercised or (iv) make any other change which, in the absence of stockholder approval, would cause awards granted under the Plan which are then outstanding, or which may be granted in the future, to fail to meet the exemptions provided by Section 162(m) of the Code. No amendments, revision or discontinuance of the Plan shall, without the consent of an optionee or a recipient of a Restricted Stock award, in any manner adversely affect his or her rights under any Option theretofore granted under the Plan.

          EFFECTIVE DATE AND DURATION. The Plan was adopted by the Board of Directors of the Company on October 26, 2002, ~~subject to approval by the stockholders of the Company at their annual meeting to be held in 2003~~ and became effective on April 23, 2003. Neither the Plan nor any Option or Stock Appreciation Right or Restricted Stock award shall become binding until the Plan is approved by a vote of the stockholders in a manner which complies with Sections 162(m) and 422(b)(1) of the Code. No Option may be granted and no stock may be awarded under the Plan ~~before July 1, 2002 nor~~ after June 30, ~~2012~~ 2016.

          TAX WITHHOLDING. Notwithstanding any other provision of the Plan, the Company or its subsidiaries, as appropriate, shall have the right to deduct from all awards under the Plan cash and/or stock, valued at fair market value on the date of payment in accordance with Section 5(b) , in an amount necessary to satisfy all federal, state or local taxes as required by law to be withheld with respect to such awards. In the case of awards paid in the Company’s Common Stock, the optionee or permitted transferee may be required to pay to the Company or a subsidiary thereof, as appropriate, the amount of any such taxes which the Company or subsidiary is required to withhold, if any, with respect to such stock. Subject in particular cases to the disapproval of the Committee, the Company may accept shares of the Company’s Common Stock of equivalent fair market value in payment of such withholding tax obligations if the optionee elects to make payment in such manner.

          CONSTRUCTION AND CONDITIONS. The Plan and Options, Restricted Stock awards, and Stock Appreciation Rights granted thereunder shall be governed by and construed in accordance with the laws of the State of Delaware and in accordance with such federal law as may be applicable.

SECTION 14.      QUALIFYING PERFORMANCE CRITERIA. For purposes of the Plan, the term “Qualifying Performance Criteria” shall mean any one or more of the following performance criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or subsidiary, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Committee in the award: (a) cash flow, (b) earnings per share, (c) earnings before interest, taxes and amortization, (d) return on equity or tangible equity, (e) total stockholder return, (f) share price performance, (g) return on capital, (h) return on assets or tangible assets, (i) revenue, (j) income or net income, (k) operating income or net operating income, (l) operating profit or net operating profit, (m) operating margin or profit margin, (n) return on operating revenue, (o) return on invested capital, (p) market segment share, (q) customer satisfaction, (r) asset quality or (s) growth in loans and/or deposits.  The Committee may appropriately adjust any evaluation of performance under a Qualifying Performance Criteria to exclude any of the following events that occurs during a performance period: (i) asset write-downs, (ii) litigation or claim judgments or settlements, (iii) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results, (iv) accruals for reorganization and restructuring programs and (v) any extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year.

Neither the existence of the Plan nor the grant of any Options or Stock Appreciation Rights or awards of Restricted Stock pursuant to the Plan shall create in any optionee the right to continue to be employed by the Company or its subsidiaries. Employment shall be “at will” and shall be terminable “at will” by the Company or employee with or without cause. Any oral statements or promises to the contrary are not binding upon the Company or the employee.

Approved by the Board of Directors on the 28th day of February, 2006, subject to approval of the stockholders of the Company on the 19th day of April, 2006.

APPENDIX C

ENTERPRISE FINANCIAL SERVICES CORP

ANNUAL INCENTIVE PLAN

PURPOSE
The purpose of the Enterprise Financial Services Corp Annual Incentive Plan is to provide an annual incentive program for selected key executives which is based upon specific performance criteria established for a given Fiscal Year.  In particular, this program is designed to (a) provide an annual incentive whereby a significant portion of such executives’ Fiscal Year compensation is based on their efforts in achieving the performance objectives of the Company and/or its subsidiaries or divisions; and (b) attract, motivate and retain key executives on a competitive basis in which total compensation levels are closely linked to the accomplishment of the Company’s financial and strategic objectives.

DEFINITIONS
The following words shall have the following meanings unless the context clearly requires otherwise:

          “Annual Incentive Award” or “Award” means the amount of compensation payable to a Participant under the Program.

          “Board of Directors” means the Board of Directors of Enterprise Financial Services Corp.

          “Change of Control” means (i) any “person” (as that term is used in Sections 13 and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) other than a Permitted Holder (as defined below) being or becoming the beneficial owner (as that term is used in Section 13(d) of the Exchange Act), directly or indirectly, of 50% or more of either the outstanding shares of Common Stock or the combined voting power of the Company’s then outstanding voting securities entitled to vote generally, (ii) during any period of two consecutive years, individuals who constitute the Board of Directors of the Company at the beginning of such period ceasing for any reason to constitute at least a majority thereof, unless the election or the nomination for election by the Company’s stockholders of each new director was approved by a vote of at least three-quarters of the directors then still in office who were directors at the beginning of the period or (iii) the liquidation or dissolution of the Company or a sale of all or substantially all of the assets of the Company. No merger, consolidation or corporate reorganization in which the owners of the combined voting power of the Company’s then outstanding voting securities entitled to vote generally prior to said combination, own 50% or more of the resulting entity’s outstanding voting securities shall, by itself, be considered a Change in Control. As used herein, “Permitted Holder” means (i) the Company, (ii) any corporation, partnership, trust or other entity controlled by the Company and (iii) any employee benefit plan (or related trust) sponsored or maintained by the Company or any such controlled entity.

          “Committee” means the Compensation Committee of the Board of Directors of Enterprise Financial Services Corp which is comprised of members who are (1) not eligible to participate in the Program, and (2) “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder.

          “Company” means Enterprise Financial Services Corp, a Delaware corporation.

          “Covered Employee” means any executive officer of the Company whom the Committee designates as a Participant for a Fiscal Year.

          “Fiscal Year” means the Fiscal Year of the Company which is currently the twelve-month period ending December 31.

          “Participant” means an executive officer of the Company whom the Committee designates to receive an Award for a Fiscal Year.

          “Program” means this Enterprise Financial Services Corp Annual Incentive Plan.

          “Subsidiary” means any corporation more than 50% of whose stock is owned directly or indirectly by the Company.

ELIGIBILITY
Participation in the Program shall be limited to those executive officers of the Company as the Committee shall determine.  Additions or deletions to the Program during a Fiscal Year shall be made only in the event of an unusual circumstances, such as a promotion or new hire.

DETERMINATION OF ANNUAL INCENTIVE AWARDS
Annual Incentive Awards to Covered Employees shall be based upon the accomplishment of specific performance objectives.  The Committee shall establish performance objectives based on the following criteria:  (a) cash flow, (b) earnings per share, (c) earnings before interest, taxes and amortization, (d) return on equity or tangible equity, (e) total stockholder return, (f) share price performance, (g) return on capital, (h) return on assets or tangible assets, (i) revenue, (j) income or net income, (k) operating income or net operating income, (l) operating profit or net operating profit, (m) operating margin or profit margin, (n) return on operating revenue, (o) return on invested capital, (p) market segment share, (q) customer satisfaction, or (r) asset quality.  Performance objectives need not be the same in respect to all Participants and may be established separately for the Company as a whole or for its various groups, divisions, subsidiaries and affiliates.  Each of the performance criteria is to be specifically defined in advance by the Committee and may include or exclude specified items of an unusual or nonrecurring nature.  No Award shall be paid to any Covered Employee if the applicable performance objective(s) are not achieved or if the Program is not approved by stockholders of the Company.  In no event shall the total amount of an Award paid to any Covered Employee in any Fiscal Year exceed one million dollars.

As soon as practicable after the end of each fiscal year, Annual Incentive Awards for each Participant for such Fiscal Year shall be determined by the Committee.  The Committee shall certify in writing the achievement of the applicable performance objective(s) and the amount of any Awards payable to Covered Employees.

TIME FOR PAYMENTS
Annual Incentive Awards will normally be paid by February 28 following the end of each Fiscal Year.  However, each Participant shall have the right to elect to defer all or part of his payment under the Award (a) for a stated number of years, or (b) until his termination of employment.  Such election must be made no later than the December 31st of the Fiscal Year with respect to which the Annual Incentive Award is granted, by filing with the Company an executed election form supplied by the Company.  The election may be revoked only by the filing with the Company of a written revocation on or before the December 31st of such Fiscal Year.

A Participant who elects to defer payment for a stated number of years or until his termination of employment may elect to have the deferred amount invested in various investment options offered by the Company.

METHOD OF PAYMENT OF DEFERRED AMOUNTS
A Participant who has elected to defer payment of all or part of his Annual Incentive Award for a stated number of years or until his termination of employment may elect, on a form supplied by the Company, to receive payment of his deferred amounts in a lump sum or in substantially equal annual installments not exceeding ten years.  Such election must be filed with the Company at least 30 days prior to the time the lump-sum payment would otherwise be made.

Payment of amounts deferred until termination of employment will commence no later than 90 days after the end of the Fiscal Year in which the Participant terminates his employment.  Payment of all other deferred amounts will commence as soon as practicable after the expiration of the deferral period.

If a Participant dies prior to receiving the entire amounts due under the Program, the remaining unpaid amounts will be paid in a lump sum to his beneficiary within 90 days after the end of the Fiscal Year in which is death occurs.

Each Participant shall have the right to designate a beneficiary, and to change such beneficiary from time to time, by filing a request in writing with the Executive Compensation Executive.  In the event he shall not have so designated a beneficiary, or in the event a beneficiary so designated shall predecease him, the amounts otherwise payable to such beneficiary shall be paid to the Participant’s executors or administrators.

Notwithstanding anything else contained in the Program, in the event of a Change of Control, all payments deferred under the Program, and all unpaid installments of benefits then being paid, shall be paid, at the Participant’s election made at the time he makes his initial deferral election under Section V, either, (a) upon the Change of Control or (b) upon the Participant’s termination of employment occurring after the Change of Control in a single lump sum.  Provided, that a Participant may elect, at the time he makes his method of payment election under this Section VI, to have his benefit paid in substantially equal annual installments not exceeding ten years in accordance with the first paragraph of this Section VI.

ADMINISTRATION OF THE PROGRAM
The overall administration and control of the Program, including final determination of Annual Incentive Awards to each Participant, is the responsibility of the Committee.

VESTING
A Participant must be in the employ of the Company or a Subsidiary through the last day of the Fiscal Year with respect to which an Annual Incentive Award is granted in order to be considered for the grant of such an Award by the Committee.  He must also (subject to specific Committee action to the contrary as hereinafter set forth in this Section VIII) be an employee of the Company or a Subsidiary (1) on the date the award is payable pursuant to Section, or (2) on January 15 following the end of such Fiscal Year, if payment is deferred pursuant to Section V.  The final determination as to Awards to be granted, and if so, the amount of such Awards, shall be made by the Committee.  Subject to Section IV, and in accordance with this Section VIII, in a Subsidiary, before or after the end of the Fiscal Year for any reason, including, but not limited to, retirement, disability, or death, the Committee shall have the sole discretion as to whether any such Award shall be paid, and, if so, the amount of such payment.

AMENDMENT OR TERMINATION
The Program may be amended or terminated at any time by action of the Committee; provided, however, that unless the stockholders of the Company shall have first approved thereof, no amendment of the Program shall be effective which would increase the maximum amount which can be paid to a Covered Employee under the Program, which would change the specified performance objectives for payment of Awards, or which would modify the requirements as to eligibility for participation in the Program.

MISCELLANEOUS
          All payments under the Program shall be made from the general assets of the Company or a Subsidiary.  To the extent any person acquires a right to receive payments under the Program, such right shall be no greater than that of an unsecured general creditor of the Company or Subsidiary.

          Nothing contained in the Program and no action taken pursuant thereto shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company or a Subsidiary and any other person.

          No amount payable under the Program shall be subject to any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, either voluntary or involuntary, and any attempt to so alienate, anticipate, sell, transfer, assign, pledge, encumber or charge the same shall be null and void.  No such amount shall be liable for or subject to the debts, contracts, liabilities, engagements, or torts of any person to whom such benefits or funds are or may be payable.

          Nothing contained in the Program shall be construed as conferring upon any Participant the right to continue in the employ of the Company or a Subsidiary not to limit the right of his employer to discharge him at any time, with or without cause.

          The Program shall be construed and administered in accordance with the laws of the State of Missouri.

Approved by the Board of Directors on the 28th day of February, 2006, subject to approval of the stockholders of the Company on the 19th day of April, 2006.

150 NORTH MERAMEC CLAYTON, MO 63105

VOTE BY INTERNET - www.proxyvote.com
 Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by Enterprise Financial Services Corp in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Enterprise Financial Services Corp, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	ENTFS1	KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.		DETACH AND RETURN THIS PORTION ONLY

ENTERPRISE FINANCIAL SERVICES CORP
Vote on Directors

1.	ELECTION OF DIRECTORS
	Election of 12 directors to hold office until the next Annual Meeting of Shareholders or until their successors shall have been duly elected and qualified.				For All	Withhold For All	For All Except	To withhold authority to vote for any individual nominee, mark “For All Except” and write the nominee’s name on the line below.

	01)	Peter F. Benoist	07)	Lewis A. Levey	☐	☐	☐
	02)	Kevin C. Eichner	08)	Richard S. Masinton
	03)	James J. Murphy, Jr.	09)	Birch M. Mullins
	04)	Paul R. Cahn	10)	Robert E. Saur
	05)	William H. Downey	11)	Sandra A. Van Trease
	06)	Robert E. Guest, Jr.	12)	Henry D. Warshaw

Vote on Proposals		For	Against	Abstain			For	Against	Abstain

2.	Ratification and Approval of KPMG LLP as independent registered public accounting firm for the year ending December 31, 2006.	☐	☐	☐	4.	Approval of amendment and extension of the 2002 Stock Incentive Plan.	☐	☐	☐

3.	Approval of Stock Plan for Non-Management Directors.	☐	☐	☐	5.	Approval of the Annual Incentive Plan.	☐	☐	☐

(Please sign exactly as name appears on the label for this mailing. When stock is registered jointly, all owners must sign. When signing as attorney, executor, administrator, trustee or in another representative capacity, include signature and title. If a corporation, please sign the full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.)

	Yes	No
HOUSEHOLDING ELECTION - Please indicate if you consent to receive certain future investor communications in a single package per household	☐	☐

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

ENTERPRISE FINANCIAL SERVICES CORP

PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
APRIL 19, 2006 - 4:00 p.m.
660 Maryville Centre Drive
St. Louis, MO

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The shareholder(s) whose signature(s) appear(s) on the reverse side of this proxy card hereby appoint(s) Peter F. Benoist, Kevin C. Eichner, and James J. Murphy, Jr., or any of them, each with full power of substitution, as proxies to vote all shares of Enterprise Financial Service Corp common stock that the shareholder(s) would be entitled to vote on all matters that properly come before the 2006 Annual Meeting and at any adjournment or postponements. The proxies are authorized to vote in accordance with the specifications indicated by the shareholder(s) on the reverse side of this proxy card. If this Proxy card is signed and returned by the shareholder(s) and no specifications are indicated, the proxies are authorized to vote “FOR” the election of all nominees and “FOR” proposals 2 through 5 as unanimously recommended by the Board of Directors of Enterprise Financial Services Corp. If this proxy card is signed and returned, the proxies appointed thereby will be authorized to vote in their discretion on any other matters that may be presented for a vote at the 2006 Annual Meeting and at any adjournments or postponements.

(CONTINUED, AND TO BE DATED AND SIGNED ON THE REVERSE SIDE.)